UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant     ☒

Filed by a Party other than the Registrant     ☐

Check the appropriate box:

☐     Preliminary Proxy Statement

☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒     Definitive Proxy Statement

☐     Definitive Additional Materials

☐     Soliciting Material Pursuant to § 240.14a-12

Sport Chalet, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)     Title of each class of securities to which transaction applies:

(2)     Aggregate number of securities to which transaction applies:

(3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

☐	Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount Previously Paid:

(2)     Form, Schedule or Registration Statement No.:

(3)     Filing Party:

(4)     Date Filed:

July 3, 2013

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the annual meeting of the stockholders of Sport Chalet, Inc. to be held at the Company's executive offices located at One Sport Chalet Drive, La Cañada Flintridge, California 91011, on Thursday, August 15, 2013, at 9:00 a.m. (local time).

The matters to be considered at the meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

The directors and officers of the Company will be present at the meeting, and will be available to respond to any questions and to discuss the Company's operating results and future. I encourage you to attend in order to meet your directors and officers and to participate in the business of the meeting. However, if it is not possible for you to attend, please sign, date and promptly return the enclosed proxy card, or vote by telephone or the Internet, to ensure that your shares will be voted.

Finally, you will find enclosed a 20% off coupon for your use at any of our 53 stores. As in the past, I encourage you to try our stores and to write me regarding your shopping experiences, what you liked about our stores and any suggestions you may have for improvement.

Sincerely, Craig Levra, Chairman of the Board

[THIS PAGE INTENTIONALLY LEFT BLANK]

SPORT CHALET, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 15, 2013

Notice hereby is given that the annual meeting (the "Meeting") of the stockholders of Sport Chalet, Inc. (the "Company") will be held at the Company's executive offices located at One Sport Chalet Drive, La Cañada Flintridge, California 91011, on Thursday, August 15, 2013, at 9:00 a.m. (local time) for the following purposes:

1.

Election of Directors. To elect seven persons to the Board of Directors, each to hold office until the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified, subject to his or her earlier death, resignation, disqualification or removal. One of the directors (the "Class A Director") will be elected by the holders of the Class A Common Stock voting as a separate class, and the other directors will be elected by the holders of the Class A Common Stock and the holders of the Class B Common Stock voting together as a single class. The Board of Directors has nominated John R. Attwood, Rachel C. Glaser, Craig L. Levra, Donald J. Howard, Eric S. Olberz, Randall G. Scoville and Kevin J. Ventrudo for election as directors at the Meeting, and has nominated Mr. Attwood for election as the Class A Director.

2.

Ratification of Appointment of the Independent Registered Public Accounting Firm. To ratify the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending March 30, 2014.

3.	Other Business. To transact such other business as properly may come before the Meeting or any adjournment or postponement thereof.

Only holders of record of the Class A Common Stock or the Class B Common Stock of the Company at the close of business on June 21, 2013 (the "Stockholders") are entitled to notice of and to vote, in person or by proxy, at the Meeting and at any adjournment or postponement thereof. For a period of at least ten days prior to the Meeting, a complete list of Stockholders will be open for examination by any stockholder during ordinary business hours at the Company's executive offices located at One Sport Chalet Drive, La Cañada Flintridge, California 91011.

The proxy statement that accompanies this Notice contains additional information regarding the proposals to be considered at the Meeting, and Stockholders are encouraged to read it in its entirety.

We have elected to provide access to our proxy materials both by sending you the accompanying proxy statement, proxy card(s) and fiscal 2013 annual report to stockholders, and by notifying you of the availability of these proxy materials at our website at sportchalet.com.

As set forth in the accompanying proxy statement, proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals set forth above are proposals of the Board of Directors. It is expected that these proxy materials first will be mailed to Stockholders on or about July 3, 2013.

By Order of the Board of Directors, SPORT CHALET, INC. Howard K. Kaminsky, Secretary

La Cañada Flintridge, California
July 3, 2013

i

IF YOU ARE A HOLDER OF RECORD ON THE RECORD DATE OF CLASS A COMMON STOCK OR CLASS B COMMON STOCK YOU WILL RECEIVE A PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WITH RESPECT TO EACH CLASS OF COMMON STOCK HELD BY YOU. TO ENSURE YOUR REPRESENTATION AT THE MEETING WITH RESPECT TO EACH CLASS OF COMMON STOCK, PLEASE COMPLETE, DATE, SIGN AND RETURN EACH ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE(S) AS PROMPTLY AS POSSIBLE, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY FOR THE OTHER CLASS OF COMMON STOCK THAT YOU OWN. YOU MAY ALSO VOTE BY TELEPHONE OR BY THE INTERNET. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. A PROXY MAY BE REVOKED AT ANY TIME BEFORE EXERCISE.

TABLE OF CONTENTS

Page

GENERAL INFORMATION
Matters to be Considered	1
Voting Recommendations of the Board	1
Internet Access to Proxy Materials	2
How to Vote	2
How to Change Your Vote	3
Meeting Admission	3
Voting Rights	3
Procedures for Stockholder Nominations and Proposals	5
Cost of Solicitation of Proxies	6
Other Business	6
Householding Information	6
Security Ownership of Principal Stockholders and Management	7

PROPOSAL 1: ELECTION OF DIRECTORS
Directors and Executive Officers	10
Committees of the Board	15
Meetings of the Board and Committees	16
Board Leadership Structure	16
Risk Oversight	17
Nominating Procedures and Criteria and Board Diversity	17
Communications with Directors	18
Compensation of Directors	18
Compensation Committee Interlocks and Insider Participation	19
Code of Conduct	19
Audit Committee Report	19
Certain Relationships and Related Transactions	21
Compliance with Reporting Requirements of Section 16	22

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM	22

ii

COMPENSATION DISCUSSION AND ANALYSIS
Introduction	23
The Compensation Committee	24
Compensation Objectives and Philosophy	24
Compensation Committee Process	25
Elements of Executive Compensation	28
How and Why Executive Compensation Decisions Were Made	29
2014 Executive Compensation	36
Other Considerations	37
Conclusion	38
Compensation Committee Report	38

EXECUTIVE COMPENSATION
Summary Compensation Table	39
Grants of Plan-Based Awards	40
Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table	41
Outstanding Equity Awards At Fiscal Year-End	46
Option Exercises and Stock Vested	47
Pension Benefits	47
Nonqualified Deferred Compensation	47
Potential Payments Upon Termination or Change in Control	47
Equity Compensation Plan Information	49

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	51

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING	51

ANNUAL REPORT ON FORM 10-K	52

iii

SPORT CHALET, INC.
One Sport Chalet Drive
La Cañada Flintridge, California 91011
(818) 949-5300
________________

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 15, 2013
________________

GENERAL INFORMATION

This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Sport Chalet, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of the stockholders of the Company (the "Meeting") to be held at the Company's executive offices located at One Sport Chalet Drive, La Cañada Flintridge, California 91011, on Thursday, August 15, 2013, at 9:00 a.m. (local time) and at any adjournment or postponement thereof, for the purposes set forth herein and in the attached Notice of Annual Meeting of Stockholders. Only holders of record of the Class A Common Stock or the Class B Common Stock of the Company (the "Stockholders") at the close of business on June 21, 2013(the "Record Date") are entitled to notice of and to vote, in person or by proxy, at the Meeting and any adjournment or postponement thereof. The Notice of Annual Meeting of Stockholders, this Proxy Statement, the accompanying proxy card(s) (the "Proxy") and our fiscal 2013 annual report to stockholders first will be mailed to Stockholders on or about July 3, 2013.

Matters to be Considered

The matters to be considered and voted upon at the Meeting will be:

1.

Election of Directors. To elect seven persons to the Board, each to hold office until the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified, subject to his or her earlier death, resignation, disqualification or removal. One of the directors (the "Class A Director") will be elected by the holders of the Class A Common Stock voting as a separate class, and the other directors will be elected by the holders of the Class A Common Stock and the holders of the Class B Common Stock voting together as a single class. The Board has nominated John R. Attwood, Rachel C. Glaser, Craig L. Levra, Donald J. Howard, Eric S. Olberz, Randall G. Scoville and Kevin J. Ventrudo for election as directors at the Meeting, and has nominated Mr. Attwood for election as the Class A Director.

2.

Ratification of Appointment of the Independent Registered Public Accounting Firm. To ratify the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending March 30, 2014.

3.	Other Business. To transact such other business as properly may come before the Meeting or any adjournment or postponement thereof.

Voting Recommendations of the Board

Our Board recommends that you vote your shares "FOR" each of the nominees to the Board named herein and "FOR" the ratification of the appointment of Moss Adams LLP.

Internet Access to Proxy Materials

Under rules adopted by the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials both by sending you this Proxy Statement, the Proxy and our fiscal 2013 annual report to stockholders, and by notifying you of the availability of our proxy materials on the Internet. This Proxy Statement, the form of Proxy and our fiscal 2013 annual report to stockholders are available at our website at sportchalet.com.

How to Vote

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you.

If you are a stockholder of record, you may attend the Meeting and vote either by proxy or in person. If you wish to attend the Meeting and vote in person, a ballot will be provided to you at the Meeting.

If you do not wish to vote in person, you may vote by proxy, whether or not you attend the Meeting. There are three ways to vote by proxy. You may vote by means of the mail, telephone or the Internet. If you vote by telephone or the Internet, you do not need to return the accompanying Proxy. Telephone and Internet voting facilities will be available 24 hours a day, and will close at 11:59 p.m., Eastern time, on August 14, 2013. You may revoke a proxy at any time before it is voted at the Meeting. See “General Information - How to Change Your Vote.”

If a proxy is properly submitted and is not revoked, the proxy will be voted at the Meeting in accordance with the stockholder's instructions indicated on the proxy. If no instructions are indicated on the proxy, the proxy will be voted "FOR" the election of the Board's nominees, "FOR" ratification of the appointment of Moss Adams LLP, and in accordance with the recommendations of the Board as to any other matter that may properly be brought before the Meeting or any adjournment or postponement thereof.

Voting by Mail. If you choose to vote by mail, simply mark the accompanying Proxy and date, sign and return it in the postage-paid envelope provided. The Proxy must be signed and dated by you or your authorized representative or agent. Craig L. Levra and Howard K. Kaminsky, the designated proxyholders (the "Proxyholders"), are members of the Company's management. Please allow sufficient time for delivery if you decide to vote by mail.

Voting by Telephone. You can vote by calling the toll-free telephone number on the Proxy. Voice prompts will instruct you how to vote your shares and confirm that your vote has been properly recorded.

Voting on the Internet. You can vote on the Internet by referring to the website on the Proxy. As with telephone voting, you can confirm that your vote has been properly recorded.

Beneficial Owner of Shares Held in Street Name

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and the proxy materials were forwarded to you by that organization. The organization holding your shares is considered the stockholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account by following the instructions provided by that organization. If you wish to attend the Meeting and vote in person, you must obtain a proxy executed in your favor from the organization that holds your shares.

Even if you plan to attend the Meeting, we recommend that you also submit your proxy or voting instructions so that your vote will be counted if you later decide not to attend the Meeting.

How to Change Your Vote

You may change your vote at any time before voting commences at the Meeting. If you are a stockholder of record, you may change your vote by submitting a written revocation to the Company's Secretary at the Meeting or at the Company's principal executive offices located at One Sport Chalet Drive, La Cañada Flintridge, California 91011, or by submitting a proxy bearing a later date by means of the mail, telephone or the Internet, prior to the vote at the Meeting. Only your last proxy will be counted. You also may revoke a proxy by attending the Meeting and voting in person. Attending the Meeting in person will not automatically revoke a previously granted proxy unless you vote again at the Meeting or submit a written revocation, or a duly executed proxy bearing a later date, to the Company's Secretary at or before the Meeting.

If you are a beneficial owner of shares held in "street name," you may change your vote by submitting new voting instructions to the brokerage firm, bank, broker-dealer or other organization holding your shares by following the instructions they provide or, if you obtained a proxy in your favor from that organization, by attending the Meeting and voting in person.

Meeting Admission

You are entitled to attend the Meeting only if you were a stockholder as of the Record Date, or hold a valid proxy for the Meeting, or are a guest invited by the Company. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, your ownership as of the Record Date will be verified prior to admittance to the Meeting. If you are not a stockholder of record but hold shares in street name through a brokerage firm, bank, broker-dealer, or other similar organization, you must provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date or similar evidence of ownership. If you do not provide photo identification or do not comply with the other procedures outlined above, you may not be admitted to the Meeting. Cameras, recording devices and other electronic devices will not be permitted at the Meeting.

Voting Rights

The authorized capital stock of the Company consists of (i) 46,000,000 shares of Class A Common Stock, $0.01 par value ("Class A Common Stock"), of which 12,414,490 shares were issued and outstanding at the close of business on the Record Date, (ii) 2,000,000 shares of Class B Common Stock, $0.01 par value ("Class B Common Stock"), of which 1,775,821 shares were issued and outstanding at the close of business on the Record Date, and (iii) 2,000,000 shares of preferred stock, $0.01 par value, none of which were issued and outstanding on the Record Date. The Class A Common Stock and the Class B Common Stock are referred to herein collectively as the "Common Stock."

Each Stockholder is entitled to 1/20th of one vote, in person or by proxy, for each share of Class A Common Stock, and one vote, in person or by proxy, for each share of Class B Common Stock, standing in his or her name on the books of the Company at the close of business on the Record Date on each matter on which shares of such class of Common Stock are entitled to vote at the Meeting. The Certificate of Incorporation does not authorize cumulative voting in the election of directors.

One-third of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting, present either in person or by proxy, constitutes a quorum for the conduct of business at the Meeting. Votes withheld, abstentions and "broker non-votes" (as defined below) will be counted for purposes of determining the presence of a quorum.

The Certificate of Incorporation provides that the holders of the Class A Common Stock shall vote as a separate class for the election of one director (the "Class A Director"), and the holders of the Class A Common Stock and the holders of the Class B Common Stock shall vote together as a single class for the election of all other directors, each to hold office until the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified, subject to his or her earlier death, resignation, disqualification or removal. The Board has nominated John R. Attwood, Rachel C. Glaser, Craig L. Levra, Donald J. Howard, Eric S. Olberz, Randall G. Scoville and Kevin J. Ventrudo for election as directors at the Meeting, and has nominated Mr. Attwood for election as the Class A Director.

In the election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected. Abstentions and broker non-votes will have no effect with respect to the election of directors.

Each proposal described in this Proxy Statement, other than the election of directors, requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote on the proposal at the Meeting. With respect to all proposals submitted to the Stockholders, other than the election of directors, abstentions will be included in the number of shares present and entitled to vote with respect to the proposal and, accordingly, will have the effect of a vote "AGAINST" the proposal. However, broker non-votes with respect to any such proposal submitted to the Stockholders will not be counted as shares present and entitled to vote with respect to that proposal and, accordingly, will not have any effect with respect to the approval of that proposal (other than to reduce the number of affirmative votes required to approve the proposal).

Of the shares of Common Stock outstanding on the Record Date, 7,676,439 shares of Class A Common Stock (or approximately 62% of the issued and outstanding shares of Class A Common Stock) and 105,565 shares of Class B Common Stock (or approximately 6% of the issued and outstanding shares of Class B Common Stock), representing approximately 20% of the total voting power of the Class A Common Stock and the Class B Common Stock, were owned indirectly by Irene Olberz and Eric S. Olberz, as co-trustees of the Olberz Family Trusts (the "Olberz Trusts"). In addition, on the Record Date, Craig L. Levra, the Company’s Chairman of the Board, President and Chief Executive Officer, and Howard K. Kaminsky, the Company’s Executive Vice President – Finance, Chief Financial Officer and Secretary, owned 1,084 and 72,675 shares, respectively, of Class A Common Stock (or less than 1% of the issued and outstanding shares of Class A Common Stock), and 791,635 and 285,771 shares, respectively, of Class B Common Stock (or approximately 61% of the issued and outstanding shares of Class B Common Stock), representing approximately 46% of the total voting power of the Class A Common Stock and the Class B Common Stock. See “General Information – Security Ownership of Principal Stockholders and Management” and “Proposal 1: Election of Directors – Certain Relationships and Related Transactions.” As a result, Ms. Oblerz and Messrs. Olberz, Levra and Kaminsky will have the power to determine the outcome of any matter submitted to the Stockholders. Ms. Olberz and Messrs. Olberz, Levra and Kaminsky have informed the Company that they intend to vote all shares owned by them "FOR" the election of the Board's nominees and "FOR" ratification of the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending March 30, 2014.

If a Proxy is properly signed, dated and returned and is not revoked, the shares represented by the Proxy will be voted at the Meeting in accordance with the instructions given in the Proxy. If no instructions are given in the Proxy, such shares of Common Stock will be voted "FOR" the election of the Board's nominees, "FOR" ratification of the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending March 30, 2014 and in accordance with the recommendations of the Board as to any other matter that may properly be brought before the Meeting or any adjournment or postponement thereof.

Organizations holding Common Stock in "street name" who are members of a stock exchange are required by the rules of the exchange to transmit the proxy materials to the beneficial owner of the Common Stock and to solicit voting instructions with respect to the matters submitted to the Stockholders. If the organization has not received instructions from the beneficial owner by the date specified in the statement accompanying such proxy materials, the organization may give or authorize the giving of a proxy to vote the Common Stock in its discretion as to “routine” matters, but not as to ”non-routine” proposals without specific instructions from the beneficial owner. When an organization is unable to vote a client's shares on a proposal, the missing votes are referred to as "broker non-votes." If you hold Common Stock in "street name" and you fail to instruct the organization that holds your shares as to how to vote such shares, the organization may, in its discretion, vote such shares "FOR" ratification of the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending March 30, 2014, but not with respect to the election of directors or any other non-routine matter submitted to the Stockholders.

Procedures for Stockholder Nominations and Proposals

Under the Company's Bylaws, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting, but only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders with respect to an election to be held at an annual or special meeting of stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (e) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. Stockholder nominations submitted in accordance with the requirements of the Bylaws will be forwarded to the Corporate Governance and Nominating Committee. See "Proposal 1. Election of Directors – Nominating Procedures and Criteria and Board Diversity."

Under the Company’s Bylaws, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. The presiding officer of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with foregoing provisions of the Bylaws, and if he or she should so determine, declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

No notice of stockholder nominations or proposals were timely received in connection with the Meeting.

Cost of Solicitation of Proxies

This Proxy solicitation is made by the Board, and the Company will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and any other material used in this solicitation of Proxies. The solicitation of Proxies will be made by mail and may be supplemented by telephone or other personal contact to be made without special compensation by officers and regular employees of the Company. If it should appear desirable to do so to ensure adequate representation at the Meeting, officers and regular employees may communicate with Stockholders, banks, brokerage houses, custodians, nominees and others, by telephone, facsimile or e-mail, or in person, to request that Proxies be furnished. No additional compensation will be paid for these services. The Company will furnish copies of solicitation materials to banks, brokerage houses and other custodians, nominees and fiduciaries to be forwarded to the beneficial owners of Common Stock held in their names. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners.

Other Business

As of the date of this Proxy Statement, the Board knows of no business to be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Meeting, including a motion to adjourn the Meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board, the Proxyholders intend to vote the shares represented by the Proxies on such matters in accordance with the recommendation of the Board, and the authority to do so is included in the Proxy. Such authorization includes the authority to appoint a substitute nominee or nominees to the Board's nominees identified herein where death, illness or other circumstances arise which prevent any such director nominee from serving in such position and to vote such Proxy for such substitute nominee.

Householding Information

Some banks, brokers and other nominee record holders may be participating in the practice of "householding." This means that only one copy of the proxy materials may have been sent to multiple stockholders in a household. We will promptly deliver a separate copy to a stockholder upon written or oral request to the Company's Secretary at One Sport Chalet Drive, La Cañada Flintridge, California 91011 or (818) 949-5300. To receive separate copies of the notice in the future, or if a stockholder is receiving multiple copies and would like to receive only one copy for the household, the stockholder should contact his or her bank, broker or other nominee record holder, or may contact the Company's Secretary at the above address.

Security Ownership of Principal Stockholders and Management

The following table sets forth as of the Record Date certain information relating to the ownership of the Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of any class of the Common Stock (other than depositories), (ii) each of the Company's directors and nominees, (iii) each of the Named Executive Officers (as defined below) and (iv) all of the Company's executive officers and directors as a group.

	Class A Common Stock		Class B Common Stock		% of Total
Name and Address (1)	Shares (2)	% of Class (3)	Shares (2)	% of Class (3)	Voting Power (4)

John R. Attwood (5)	43,500	*	3,000	*	*
Rachel C. Glaser (6)	13,500	*	--	*	*
Donald J. Howard (7)	43,000	*	3,000	*	*
Eric S. Olberz (8)	7,697,633	61.9	106,065	6.0	20.5
Randall G. Scoville (6)	16,000	*	--	*	*
Kevin J. Ventrudo (9)	61,000	*	--	*	*
Craig L. Levra (10)	334,084	2.6	791,635	44.6	33.5
Howard K. Kaminsky (11)	171,675	1.4	286,771	16.1	12.3
Dennis D. Trausch (12)	326,181	2.6	26,300	1.5	1.8
Thomas H. Tennyson (13)	132,000	1.1	--	*	*
Tim A. Anderson (14)	136,126	1.1	7,250	*	*
Irene Olberz (15)	7,676,439	61.8	105,565	5.9	20.4
Wedbush, Inc. (16)	1,186,546	9.6	--	*	2.5
Dimensional Fund Advisors L.P. (17)	633,084	5.1	--	*	1.3
Directors and executive officers as a group (11 persons) (18)	8,974,699	67.0	1,224,021	68.2	67.9

______________

*	Less than 1%

(1)

The address of each executive officer and director is in care of the Company, One Sport Chalet Drive, La Cañada Flintridge, California 91011. The address of Wedbush, Inc. is 1000 Wilshire Boulevard, Los Angeles, California 90017. The address of Dimensional Fund Advisors L.P. is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(2)	Except as may be set forth below and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares of Common Stock owned.

(Footnotes continued on next page)

(Footnotes continued from prior page)

(3)

Based on 12,414,490 shares of Class A Common Stock and 1,775,821 shares of Class B Common Stock outstanding on the Record Date. Under Rule 13d-3 of the Securities Exchange Act of 1934, certain shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. The amount of shares beneficially owned by such person by reason of these acquisition rights is not deemed outstanding for the purpose of calculating the percentage ownership of any other person. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at the Record Date.

(4)	Based on 1/20th of one vote for each share of Class A Common Stock and one vote for each share of Class B Common Stock.

(5)	Includes 15,500 shares of Class A Common Stock and 500 shares of Class B Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 20, 2013.

(6)	Includes 6,000 shares of Class A Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 20, 2013

(7)	Includes 33,000 shares of Class A Common Stock and 3,000 shares of Class B Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 20, 2013.

(8)

Includes 15,500 shares of Class A Common Stock and 500 shares of Class B Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 20, 2013. Includes 7,676,439 shares of Class A Common Stock and 105,565 shares of Class B Common Stock held by the Olberz Trusts, of which Irene Olberz and Eric S. Olberz are co-trustees.

(9)

Includes 16,000 shares of Class A Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 20, 2013. Excludes 2,000 shares of Class A Common Stock issuable upon the exercise of stock options which first become exercisable after that date.

(10)

Includes 333,000 shares of Class A Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 20, 2013. Excludes 12,000 shares of Class A Common Stock issuable upon the exercise of stock options which first become exercisable after that date. 791,435 shares of Class B Common Stock are pledged as collateral for a loan used to pay Mr. Levra’s income taxes resulting from the 2005 recapitalization plan and for subsequent purchases of Class B Common Stock.

(11)

Includes 99,000 shares of Class A Common Stock and 1,000 shares of Class B Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 20, 2013. Excludes 18,000 shares of Class A Common Stock issuable upon the exercise of stock options which first become exercisable after that date.

(Footnotes continued on next page)

(Footnotes continued from prior page)

(12)

Includes 194,001 shares of Class A Common Stock and 7,250 shares of Class B Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 20, 2013. Excludes 18,000 shares of Class A Common Stock issuable upon the exercise of stock options which first become exercisable after that date.

(13)

Includes 132,000 shares of Class A Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 20, 2013. Excludes 18,000 shares of Class A Common Stock issuable upon the exercise of stock options which first become exercisable after that date.

(14)

Includes 136,126 shares of Class A Common Stock and 7,250 shares of Class B Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 20, 2013. Excludes 18,000 shares of Class A Common Stock issuable upon the exercise of stock options which first become exercisable after that date.

(15)

Consists of shares held by the Olberz Trusts, of which Irene Olberz and Eric S. Olberz are co-trustees. 7,676,439 shares of Class A Common Stock and 105,565 shares of Class B Common Stock are pledged as collateral for a loan used in conjunction with a real estate construction project.

(16)

Based on information contained in a Schedule 13G/A filed with the SEC on February 14, 2013, by Wedbush, Inc., Edward W. Wedbush and Wedbush Securities, Inc. as joint filers. Wedbush, Inc. owns all of the shares of Wedbush Securities, Inc. Edward W. Wedbush is the chairman and owns a majority of the shares of Wedbush, Inc. and is the President of Wedbush Securities, Inc. Wedbush, Inc. states that it has sole voting power and sole dispositive power over 668,122 shares of Class A Common Stock, shared voting power over 1,112,396 shares of Class A Common Stock and shared dispositive power over 1,186,546 shares of Class A Common Stock. Mr. Wedbush states that he has sole voting power and sole dispositive power over 310,095 shares of Class A Common Stock, shared voting power over 1,112,396 shares of Class A Common Stock and shared dispositive power over 1,186,546 shares of Class A Common Stock. Wedbush Securities, Inc. states that it has sole voting power and sole dispositive power over 134,179 shares of Class A Common Stock, shared voting power over 1,112,396 shares of Class A Common Stock and shared dispositive power over 1,186,546 shares of Class A Common Stock. Mr. Wedbush disclaims beneficial ownership of the Class A Common held by Wedbush, Inc. or Wedbush Securities, Inc.

(17)

Based on information contained in a Schedule 13G/A filed with the SEC on February 11, 2013 by Dimensional Fund Advisors L.P. as an investment manager, advisor or sub-advisor of certain investment companies, trusts and accounts. Dimensional Fund Advisors L.P. states that it has sole voting power over 629,347 shares of Class A Common Stock and sole dispositive power over 633,084 shares of Class A Common Stock. Dimensional Fund Advisors L.P. disclaims beneficial ownership of the Class A Common Stock held by these investment companies, trusts and accounts.

(18)

Includes 986,127 shares of Class A Common Stock and 19,500 shares of Class B Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 20, 2013. Excludes 86,000 shares of Class A Common Stock issuable upon the exercise of stock options which first become exercisable after that date.

PROPOSAL 1

ELECTION OF DIRECTORS

Directors and Executive Officers

The Bylaws of the Company provide that the number of directors of the Company shall be fixed from time to time by the Board, but shall not be less than three. The number of directors currently is seven. The Certificate of Incorporation provides that each director shall be elected at each annual meeting of stockholders to hold office until the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified, subject to his or her earlier death, resignation, disqualification or removal.

The Certificate of Incorporation provides that each holder of Class A Common Stock shall be entitled to 1/20th of one vote, in person or by proxy, for each share of such class standing in his or her name in the election of directors, and each holder of Class B Common Stock shall be entitled to one vote, in person or by proxy, for each share of such class standing in his or her name in the election of directors. At the Meeting, the holders of Class A Common Stock shall vote as a separate class for the election of one director (the "Class A Director"), and the holders of the Class A Common Stock and the holders of the Class B Common Stock shall vote together as a single class for the election of all other directors.

The Board has nominated John R. Attwood, Rachel C. Glaser, Craig L. Levra, Donald J. Howard, Eric S. Olberz, Randall G. Scoville and Kevin J. Ventrudo for election as directors at the Meeting, each to hold office until the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified, subject to his or her earlier death, resignation, disqualification or removal. The Board has nominated Mr. Attwood for election as the Class A Director.

Each nominee currently is a director and has indicated his or her willingness to serve. Unless otherwise instructed, the Proxyholders will vote the Proxies received by them for the nominees of the Board. If any nominee is unable or unwilling to serve as a director at the time of the Meeting or any adjournment or postponement thereof, the Proxies will be voted for such other nominee(s) as shall be designated by the current Board to fill any vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

The Company's Bylaws set forth certain requirements for stockholders wishing to nominate director candidates directly for consideration by the stockholders. See "General Information – Procedures for Stockholder Nominations and Proposals" above. Stockholders have not proposed any candidates for election at the Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE BOARD'S NOMINEES.

None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. Except as set forth below, there are no family relationships among directors or executive officers of the Company and no directorships are now, or in the past five years have been, held by any director in a company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. Officers serve at the discretion of the Board.

The following table sets forth certain information with respect to the nominees and executive officers of the Company as of the Record Date. An asterisk (*) by the name of a nominee indicates that the Board has determined that the nominee is "independent" under the rules of the Nasdaq Stock Market ("Nasdaq").

Name	Age	Position

John R. Attwood*	83

Director and a member of the Compensation Committee since 1993, Chairman of the Compensation Committee from 1993 until 2011, and a member of the Audit Committee from 1993 until 2001. Mr. Attwood was the President of Attwood Enterprises, a consulting business from 1988 until 2008. He was the Chairman of Coca-Cola Bottling of Los Angeles and a Senior Vice President and a Group President of Beatrice Companies, Inc., the parent company of Coca-Cola Bottling of Los Angeles, until his retirement in 1986. He received a Bachelors Degree in Business Administration from California State University, Los Angeles.

With his extensive tenure and senior executive positions with Coca-Cola Bottling of Los Angeles and Beatrice Companies, Inc., Mr. Attwood brings to the Board extensive experience in marketing consumer products, operations and business organization and management.

Rachel C. Glaser*	51

Director and a member of the Audit Committee and the Corporate Governance and Nominating Committee since 2010. Ms. Glaser is currently the Chief Financial Officer of Move, Inc. (NASDAQ: MOVE), an online network of websites for real estate search, finance, and moving and home enthusiasts. From 2008 to 2011, Ms. Glaser was Chief Operating Officer and Chief Financial Officer of MyLife.com, a subscription-based people search business. From 2005 to 2008, Ms. Glaser was the Senior Vice President of Finance at Yahoo! Inc. (NASDAQ: YHOO), a global internet services provider. From 1986 to 2005, Ms. Glaser held positions of increasing responsibility at The Walt Disney Company (NYSE: DIS), a media and entertainment company, and was Vice President of Operations and Business Planning for the Consumer Products group at the time of her departure. Ms. Glaser received a Bachelors Degree in Psychology from the University of California at Berkeley and a Masters Degree in Business Administration from the University of Southern California.

With her 30 years of experience in a wide variety of leadership positions, during which she had significant experience in the consumer sector, together with her service as a senior operations or finance officer of multiple internet companies, Ms. Glaser provides the Board with extensive experience in online business, finance, and accounting.

Name	Age	Position

Craig L. Levra	54

Chairman of the Board since 2001, director since 1998, President since 1997, Chief Operating Officer from 1997 until 1999 and Chief Executive Officer since 1999. Prior to joining the Company, Mr. Levra was employed by The Sports Authority, then the nation's largest sporting goods retailer. During his five-year tenure with that company, he held positions of increasing responsibility in merchandising and operations and was Vice President of Store Operations at the time of his departure. Mr. Levra received a Bachelors Degree and a Masters Degree in Business Administration from the University of Kansas. Mr. Levra currently serves on the Boards of Directors of the National Retail Federation, Junior Achievement of Southern California, the Southern California Committee for the Olympic Games and the Los Angeles Sports and Entertainment Commission.

With his executive experience with The Sports Authority and 16 years as the principal operating officer of the Company, Mr. Levra brings to the Board extensive experience in sporting goods retailing in general and in the markets, customers, vendors and communities with which the Company does business. His service with numerous community organizations also provides him insight into the needs, aspirations and trends of the Company's markets. Mr. Levra's leadership of management's aggressive response to the severe macroeconomic downturn has provided him a unique understanding of the Company's business for use in aligning the Company's strategy to developing trends in macroeconomic conditions and the Company's industry.

Donald J. Howard*	67

Director since 2004, Chairman of the Compensation Committee since 2011, and a member of the Compensation Committee since 2004, the Corporate Governance and Nominating Committee since 2005 and the Audit Committee from 2007 until 2010. Mr. Howard was Executive Vice President of Fritz Duda Company, a diversified real estate investment and development company, until his retirement in 2012. From 1998 until joining Fritz Duda Company in 2008, he was a Partner and Senior Vice President, Development of Marketplace Properties, a shopping center development company. He served as Senior Vice President, Development of Donahue Schriber, a Southern California mall development company, from 1997 until joining Marketplace Properties in 1998, and as Senior Vice President, Real Estate/Construction of The Vons Companies, Inc., a leading grocery store chain, from 1994 to 1997. Mr. Howard has been employed in the development, construction and management of retail properties in Southern California since 1974. He received a Bachelors Degree in Business Administration from the University of Southern California.

With his 39 years of experience in the development, construction and management of retail properties in Southern California, Mr. Howard is an invaluable resource to management with respect to managing the Company's real estate assets.

Name	Age	Position

Eric S. Olberz	50

Director since 1992, a member of the Compensation Committee from 1992 until 2004, and a member of the Audit Committee from 1992 until 2001. Mr. Olberz is the Chief Financial Officer of several real estate corporations controlled by the Olberz Family Trusts. He was employed as a staff accountant with BDO/Nation Smith Hermes Diamond-Accountants & Consultants from 2000 to 2002. Mr. Olberz worked primarily with the firm's family office group, providing wealth management services for high net worth individuals. From 1999 to 2000, he was employed as a staff auditor with Moreland & Associates. Mr. Olberz was President and owner of Camp 7, Inc., a soft goods manufacturing operation located in Santa Ana, California, from 1995 to 1996 and Vice Chairman of the Company from 1994 to 1995, Vice President from 1984 to 1994 and Secretary from 1992 to 1995. Mr. Olberz resigned as an officer and employee of the Company concurrently with Camp 7, Inc.'s acquisition of the Company's soft goods manufacturing operations in 1995. Mr. Olberz received a Bachelors Degree with an emphasis in accounting from National University and is a Certified Public Accountant. Mr. Olberz is the son of Irene and Norbert Olberz, the co-founders of the Company.

With 12 years as an accountant, 11 years as an executive of the Company and nine years operating Camp 7, Inc., Mr. Olberz provides the Board with accounting and operational expertise and an intimate knowledge of the Company's operations.

Randall G. Scoville*	52

Director, Chairman of the Audit Committee and a member of the Compensation Committee since 2010. Mr. Scoville was, from 1995 to 1999 and from 2005 to current, the Senior Vice President and Chief Accounting Officer for Unified Grocers, Inc., a $4 billion cooperative that provides distribution, manufacturing, financial and insurance services to supermarkets and other retailers in the western United States. Prior to Unified Grocers, Inc., Mr. Scoville was Chief Financial Officer of Cardenas Markets, Inc., a supermarket chain, from 2003 to 2005, Coastal Pacific Acquisition Company, an asset holding company, from 2002 to 2003, and Trader Joe's, a specialty retailer, from 1999 to 2002. Between 1992 and 1995, he was the Director of Planning and Analysis for Food 4 Less Supermarkets, Inc./Ralphs Grocery Company, a supermarket chain. From 1983 to 1992, Mr. Scoville was employed by KPMG Peat Marwick and was a Senior Manager in the audit department at the time of his departure. Mr. Scoville is a Certified Public Accountant and Chairman of California Shopping Cart Retrieval Corporation, a wholly owned subsidiary of California Grocers Association. Mr. Scoville received a Bachelors Degree in Business Economics from the University of California, Santa Barbara.

With his 30 years of experience in a wide variety of leadership positions, during which he had significant experience in the consumer sector, together with his service as the Chief Financial Officer of retail companies, Mr. Scoville provides the Board with extensive experience in Sarbanes Oxley Act of 2002 compliance, accounting, finance and global retail operations.

Name	Age	Position

Kevin J. Ventrudo*	54

Director, Chairman of the Corporate Governance and Nominating Committee and a member of the Audit Committee since 2009, and a member of the Compensation Committee from 2009 until 2010. Mr. Ventrudo currently is Chief Operating Officer of HighPoint Associates, a consulting and business advisory firm. From 2006 until joining HighPoint in 2012, he was engaged in providing independent consulting and financial advisory services. From 2004 through 2006, he served as Managing Partner of Investment Homes International, a real estate concern. From 2003 to 2004, he served as Chief Executive Officer of Woodstone Consulting Company, a consulting firm focused on improving individual and organizational effectiveness. He previously served as a Managing Director of SG Cowen Securities Corporation from 1998 to 2001, a Managing Director of Smith Barney from 1994 to 1998, a Managing Director of Sutro & Co. Incorporated from 1991 to 1994, the Chief Financial Officer of L.A. Gear, Inc., a footwear and apparel company, from 1990 to 1991, and a Vice President of Merrill Lynch Capital Markets from 1985 to 1990. Mr. Ventrudo received a Bachelors Degree in economics from Yale University and a Masters Degree in Business Administration from Stanford Graduate School of Business.

Mr. Ventrudo's 16 years in the investment banking industry, during which he had significant experience with clients in the retail, apparel and consumer sectors, together with his service as the Chief Financial Officer of a leading footwear manufacturer and his entrepreneurial experience, including time heading a consulting firm focusing on organizational effectiveness, provides the Board with extensive experience in finance and accounting, strategy and organizational effectiveness.

Howard K. Kaminsky	55

Chief Financial Officer since joining the Company in 1985, Executive Vice President – Finance since 2000 and Secretary since 1995. Mr. Kaminsky served as Vice President – Finance from January to April 1997, Senior Vice President – Finance from 1997 to 2000 and Treasurer from 1992 to 1997. Prior to joining the Company, Mr. Kaminsky was employed in the auditing division of Ernst & Young LLP where he became a Certified Public Accountant. He received a Bachelors Degree in Business Administration from California State University, Northridge. Mr. Kaminsky is a member of Financial Executives International.

Dennis D. Trausch	64

Executive Vice President – Growth and Development since 2002 and Executive Vice President – Operations from 1988 until 2002. Since joining the Company in 1976, Mr. Trausch has served in various positions starting as a salesperson and assuming positions of increasing responsibility in store and Company operations. Mr. Trausch is currently responsible for real estate, lease negotiations, facilities and construction. He majored in Mathematics at Glendale College. Mr. Trausch has been a member of the International Council of Shopping Centers since 1990.

Name	Age	Position

Thomas H. Tennyson	53

Executive Vice President and Chief Merchandising Officer since joining the Company in 2008. Mr. Tennyson has more than 27 years of experience with department and specialty retail stores. He served as Senior Vice President and General Merchandise Manager of Mervyns Department Stores from 2005 until joining the Company, and from 2004 to 2005 as Vice President, Divisional Merchandise Manager of Galyan's Trading Company which was acquired by Dick's Sporting Goods in 2004. From 1999 to 2004, Mr. Tennyson held positions of increasing responsibility with Kohl's Department Stores and was Vice President, Divisional Merchandise Manager at the time of his departure. From 1984 to 1999, he held various management positions with the Department Store Division of Dayton-Hudson Corporation. Mr. Tennyson received a Bachelors Degree in Retail Merchandising from the University of Wisconsin-Stout.

Tim A. Anderson	53

Executive Vice President – Retail Operations, Loss Prevention and Specialty Services since January 2011, Executive Vice President – Retail Operations from June 2010 to January 2011, Senior Vice President – Retail Operations from 2007 to 2010, Vice President – Retail Operations from 2003 to 2007 and Director of Store Operations from 2002 to 2003. Mr. Anderson is responsible for store operations, store employees and specialty services. He was employed by Vans Incorporated, a national apparel and footwear retailer, as Director of Retail Operations from 1998 until joining the Company. Prior to Vans Incorporated, Mr. Anderson held various positions with national retailers such as Gap, Inc. and Limited Brands. He majored in Communications at Iowa Central.

Committees of the Board

The Board has a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. Each committee consists of two or more directors who serve at the discretion of the Board. Each member of each committee is "independent" as defined under the applicable rules of Nasdaq, and each member of the Audit Committee is "independent" as defined under the applicable rules of the SEC and possesses the qualifications required by Nasdaq.

Audit Committee. The Audit Committee currently consists of Mr. Scoville, who serves as the chairman of the committee, and Ms. Glaser and Mr. Ventrudo. The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities regarding (i) the Company's accounting and system of internal controls, (ii) the quality and integrity of the Company's financial reports, (iii) the Company's compliance with legal and regulatory requirements, and (iv) the independence and performance of the Company's independent registered public accounting firm. The Board has determined that Mr. Scoville qualifies as an "audit committee financial expert" as defined under the rules of the SEC.

Compensation Committee. The Compensation Committee currently consists of Mr. Howard, who serves as the chairman of the committee, and Messrs. Attwood and Scoville. The purpose of Compensation Committee is to help to ensure that (i) the executive officers of the Company are compensated in a manner consistent with the compensation strategy of the Company determined by the Board, (ii) the treatment of all executive officers is in an equitable and consistent manner, (iii) the Company maintains the ability to recruit and retain qualified executive officers, and (iv) the requirements of the appropriate regulatory bodies are met. The committee also administers the Company's 1992 Incentive Award Plan (the "1992 Plan"), Employee Incentive Plan, Bonus Plan, Employment Retirement Savings Plan (the "401(k) Plan"), and 2004 Equity Incentive Plan (the "2004 Plan").

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee currently consists of Mr. Ventrudo, who serves as the chairman of the committee, and Ms. Glaser and Mr. Howard. The principal purposes of the Corporate Governance and Nominating Committee are to help ensure that (i) the Board is appropriately constituted to meet its fiduciary obligations to the stockholders and the Company, and (ii) the Company has followed and continues to follow appropriate governance standards. To carry out its purposes, the committee (i) identifies individuals qualified to become members of the Board, consistent with criteria approved by the Board, (ii) recommends the director nominees to be selected by the Board for the next annual meeting of stockholders, (iii) develops and recommends to the Board corporate governance principles applicable to the Company, and (iv) oversees the evaluation of the Board and management. For further information concerning the criteria and procedures for selecting director nominees, see "Nominating Procedures and Criteria and Board Diversity" below.

Charters of the Committees. Each standing committee of the Board has recommended, and the Board has adopted, and may amend from time to time, a written charter, a copy of which is available on the Company's website at sportchalet.com under "About Us – Investor Relations – Corporate Governance."

Meetings of the Board and Committees

The Board held six meetings during the fiscal year ended March 31, 2013. The Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee each held four meetings during the fiscal year ended March 31, 2013. Each person who was a director of the Company or a member of a committee of the Board was present for at least 75% of the meetings of the Board and all such committees held during the fiscal year ended March 31, 2013.

It is the policy of the Company to require members of the Board to attend the annual meeting of stockholders, if practicable. Each director attended the 2012 annual meeting of stockholders.

Board Leadership Structure

The Chairman of the Board conducts each Board meeting and sets the agenda of each Board meeting after consulting with members of the Board and management. The Chairman of the Board also has the responsibility of establishing effective communication with the Company's stakeholders, including stockholders, employees, customers, communities, suppliers and creditors.

Although the Board has no policy regarding the separation of the position of the Chairman of the Board and the position of the Chief Executive Officer of the Company, each position has been held by the same person for substantially the entire history of the Company. The Board currently believes that having a single person hold the position of the Chairman of the Board and the Chief Executive Officer of the Company is the best solution to govern the Company efficiently because it (1) provides each director with immediate and regular access to the principal operating officer of the Company, (2) provides the Chief Executive Officer with direct and unfiltered communication with each director, (3) eliminates the costs associated with maintaining an independent office of the Chairman of the Board, and (4) encourages the chair of each Board committee and each individual director to take a more hands-on approach to the affairs of the Board than he or she might if there were an independent office of the Chairman directing Board affairs.

Risk Oversight

The Board is responsible for overseeing the Company's risk management process by (i) overseeing the Company's efforts to align its management of risks with its strategic objectives, (ii) overseeing the establishment and implementation of a risk oversight framework, and (iii) reviewing the effectiveness of the risk oversight framework in the identification, assessment, monitoring, management and disclosure of significant risks. The Company's risk management process is intended to provide reasonable assurance that procedures are in place to identify, assess, monitor, manage and disclose risks that may have a material adverse effect on the achievement of the Company's strategic objectives.

Nominating Procedures and Criteria and Board Diversity

Among its functions, the Corporate Governance and Nominating Committee considers and approves nominees for election to the Board. In addition to the candidates proposed by the Board or identified by the committee, the committee considers candidates for director suggested by stockholders, provided such recommendations are made in accordance with the procedures set forth in the Bylaws and described under "General Information – Procedures for Stockholder Nominations and Proposals" above. Stockholder recommendations that comply with these procedures will receive the same consideration that the committee's nominees receive. Stockholders have not proposed any candidates for election at the Meeting.

Essential criteria for all candidates considered by the Corporate Governance and Nominating Committee include the following:

●	integrity and ethical behavior;

●	maturity;

●	management experience and expertise;

●	independence and diversity of thought;

●	broad business or professional experience that complements that of other directors;

●	an understanding of business and financial affairs and the complexities of business organizations;

●	the ability to actively participate in Board and committee activities; and

●	the ability to work professionally and effectively with other directors and management.

In evaluating candidates for certain Board positions, the committee evaluates additional criteria, including the following:

●	financial or accounting expertise;

●	experience in the Company's industry;

●	business and other experience relevant to public companies of a size comparable to the Company; and

●	experience in investment banking, commercial lending or other financing activities.

In selecting director nominees, the committee evaluates the general and specialized criteria set forth above, identifying the relevant specialized criteria prior to commencement of the recruitment process, considers previous performance if the candidate is a candidate for re-election, and generally considers the candidate's ability to contribute to the success of the Company.

The Corporate Governance and Nominating Committee believes that the Board should include individuals with a broad range of relevant professional expertise, experience and education and reflect the diversity and cultural and geographical perspectives of the Company's employees, customers and suppliers.

The Board's nominees for the Meeting have been recommended by the Corporate Governance and Nominating Committee, and have been selected by the full Board.

Communications with Directors

Stockholders may communicate with the chair of the Audit Committee, the Compensation Committee, or the Corporate Governance and Nominating Committee, or with the independent directors individually or as a group, by writing to any such person or group c/o the Secretary of the Company, at the Company's office at One Sport Chalet Drive, La Cañada Flintridge, California 91011.

Communications are distributed to the Board, or to any individual director, depending on the facts and circumstances set forth in the communication. In that regard, the Board has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, including the following: junk mail and mass mailings; product complaints; product inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, with the provision that any such communication that is not distributed will be made available to any independent director upon request.

Communications that include information better addressed by the complaint hotline supervised by the Audit Committee will be delivered to the hotline. The hotline can be accessed by telephone at (800) 241-5689.

Compensation of Directors

The following table sets forth the compensation paid to our non-employee directors for their service in fiscal 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
John R. Attwood	33,300	--	2,565	--	--	--	35,865
Rachel C. Glaser	36,000	--	2,565	--	--	--	38,565
Donald J. Howard	40,500	--	2,565	--	--	--	43,065
Eric S. Olberz	29,700	--	2,565	--	--	--	32,265
Randall G. Scoville	44,100	--	2,565	--	--	--	46,665
Kevin J. Ventrudo	40,500	--	2,565	--	--	--	43,065

_______________

(1)

These amounts reflect the value determined by the Company for accounting purposes for these awards and do not reflect whether each director has actually realized benefit from the awards. The value of the equity awards in columns

(Footnote continued on next page)

(Footnote continued from prior page)

d and h is based on the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718, without regard to the estimate of forfeitures related to service-based vesting conditions. Amounts reported for stock options are determined using the Black-Scholes option valuation model. This model was developed to estimate the fair value of traded options, which have different characteristics than employee stock options, and changes to the subjective assumptions used in the model can result in materially different fair value estimates. See Note 2 to the Company's audited financial statements for the fiscal year ended March 31, 2013, included in the Company's Annual Report on Form 10-K filed with the SEC on May 24, 2013, for a discussion of the relevant assumptions used in calculating grant date fair value.

Directors who are employees of the Company are compensated as officers of the Company and receive no separate compensation for serving as directors. Non-employee directors receive an annual retainer of $22,500 plus $900 for each Board or committee meeting attended during the fiscal year. The chair of the Audit Committee receives an additional $1,800 for each Audit Committee meeting attended, and the other committee chairs receive an additional $900 for each meeting of their respective committees attended. Directors also receive reimbursement of expenses incurred in attending meetings.

On the date of each annual meeting of stockholders each non-employee director currently is granted options under the 2004 Plan to purchase 2,000 shares of Class A Common Stock at the fair market value on the date of grant. All options are fully vested upon grant and expire ten years from the date of grant. See "Narrative to Summary Compensation Table and Grants of Plan Based Awards Table – 2004 Equity Incentive Plan."

The Board may modify such compensation in the future.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Messrs. Howard (Chairman), Attwood and Scoville. No member of the Compensation Committee has served as one of the Company’s officers or employees at any time. None of the executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board or Compensation Committee.

Code of Conduct

The Company has adopted a Code of Business Conduct applicable to all directors, officers and employees of the Company and a Code of Financial Ethics applicable to its principal executive officer and senior financial officers. A copy of the Code of Business Conduct and the Code of Financial Ethics is available on the Company's website, sportchalet.com under "About Us – Investor Relations – Corporate Governance." A copy of the Company’s Code of Business Conduct and Code of Financial Ethics is also available, at no charge, upon request to Secretary, Sport Chalet, Inc., One Sport Chalet Drive, La Cañada Flintridge, CA 91011. The Company intends to disclose future amendments to, or waivers from, certain provisions of the Code of Financial Ethics applicable to our principal executive officer and senior financial officers on our website within four business days following the date of such amendment or waiver.

Audit Committee Report

The Report of the Audit Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF THE AUDIT COMMITTEE

The Board maintains an Audit Committee comprised of three of the Company's directors. Each member of the Audit Committee meets the independence and experience requirements of the Nasdaq Stock Market and the independence requirement of the SEC. Mr. Scoville qualifies as an “audit committee financial expert” as defined under the rules of the SEC. The Audit Committee assists the Board in monitoring the accounting, auditing and financial reporting practices of the Company.

Management is responsible for the preparation of the Company's financial statements and financial reporting process, including its system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee:

●	Reviewed and discussed with management the audited financial statements contained in the Company's Annual Report on Form 10-K for fiscal 2013; and

●	Obtained from management their representation that the Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

The Company's independent registered public accounting firm is responsible for performing an audit of the Company's financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on whether the Company's financial statements present fairly, in all material respects, the Company's financial position and results of operations for the periods presented and conform with accounting principles generally accepted in the United States. In fulfilling its oversight responsibilities, the Audit Committee:

●	Discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended ("Communication with Audit Committees");

●

Reviewed and discussed with the independent registered public accounting firm the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board as currently in effect; and

●

Reviewed and discussed with the independent registered public accounting firm whether the rendering of the non-audit services provided by them to the Company during fiscal 2013 was compatible with their independence.

The Audit Committee operates under a written charter, which was adopted by the Board and is assessed annually for adequacy by the Audit Committee. The charter is available on the Company's website at sportchalet.com under "About Us – Investor Relations – Corporate Governance."

The Audit Committee held four meetings with the independent registered public accounting firm during fiscal 2013, in each case with and without management present. In performing its functions, the Audit Committee acts only in an oversight capacity. It is not the responsibility of the Audit Committee to determine that the Company's financial statements are complete and accurate, are prepared in accordance with accounting principles generally accepted in the United States or present fairly the results of operations of the Company for the periods presented or that the Company maintains appropriate internal controls. Nor is it the duty of the Audit Committee to determine that the audit of the Company's financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that the Company's registered public accounting firm is independent.

Based upon the reviews and discussions described above, and the report of the independent registered public accounting firm, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2013, for filing with the SEC.

The Audit Committee also has recommended, and the Board also has approved, the selection of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending March 30, 2014.

Dated: June 19, 2013	THE AUDIT COMMITTEE Randall G. Scoville, Chairman Rachel C. Glaser Kevin J. Ventrudo

Certain Relationships and Related Transactions

Policy Regarding Related Person Transactions

The Board has adopted a written policy which requires the Audit Committee to review and approve or ratify any transaction (a “related person transaction”) in which the Company was, or is to be, a participant and in which any director, executive officer, nominee for director or beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company, or any immediate family member of any such person, has a direct or indirect material interest. The policy requires the following:

●

the Audit Committee shall review any proposed agreement or arrangement relating to a related person transaction or series of related person transactions, and any proposed amendment to any such agreement or arrangement;

●

the Audit Committee shall establish standards for determining whether the transactions covered by such proposed agreement or arrangement are on terms no less favorable to the Company than could be obtained from an unrelated third party (“fair to the Company”);

●

before the Company enters into any such proposed agreement or arrangement, and at least annually thereafter, the Company's accounting department shall report to the Audit Committee whether the transactions covered by such agreement or arrangement are fair to the Company under the standards established by the Audit Committee;

●

the Audit Committee shall not pre-approve, and shall make all reasonable efforts (taking into account the cost thereof to the Company) to cancel or cause to be renegotiated, any such agreement or arrangement which is not so determined to be fair to the Company; and

●	the Company will disclose any related person transactions required to be disclosed by the rules promulgated by the SEC, in the manner so required.

Property Leases

The Company leases from corporations controlled by Irene Olberz and Eric S. Olberz, the wife and son of the Company's founder, our corporate office in La Cañada Flintridge and our stores in La Cañada Flintridge (through July 7, 2011 when the shopping center was sold to an unrelated party),, Huntington Beach and Porter Ranch, California. We have incurred rental expense under such leases of $2.1 million, $2.4 million and $3.1 million in fiscal years 2013, 2012 and 2011, respectively. The following table sets forth base rent for the remaining lives on these related leases (excluding options for renewal).

Related Person payment due by period (in thousands)
Total	Less than 1 year	2 years	3 years	4 years	5 years
$5,702	$1,877	$1,776	$1,161	$592	$296

Management believes that the occupancy costs under the leases with corporations controlled by Irene Olberz and Eric S. Olberz are no higher than those which would be charged by unrelated third parties under similar circumstances.

Compliance with Reporting Requirements of Section 16

Under Section 16(a) of the Exchange Act, the Company's directors, executive officers and any person holding ten percent or more of either class of the Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the SEC and to furnish the Company with copies of such reports. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC, each person subject to the reporting requirements of Section 16(a) has filed timely all reports required to be filed in fiscal 2013, except for Messrs. Attwood, Howard, Olberz, Scoville and Ventrudo and Ms. Glaser, each of whom filed one late Form 4 in connection with the annual grant of stock options to non-executive directors in August 2012.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Board, upon the recommendation of the Audit Committee, has ratified the selection of Moss Adams LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending March 30, 2014.

Although this appointment is not required to be submitted to a vote of the Stockholders, the Audit Committee believes it is appropriate as a matter of policy to request that the Stockholders ratify the appointment. If the Stockholders do not ratify the appointment, which requires the affirmative vote of a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote on the proposal at the Meeting, the Board will consider the selection of another independent registered public accounting firm.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING March 30, 2014.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis explains the Company's compensation objectives and philosophy, as well as how and why (1) compensation decisions were made in fiscal 2013 for each person who served as the Company's principal executive officer or principal financial officer during fiscal 2013 and the Company's three other most highly compensated executive officers (collectively, the "Named Executive Officers") and (2) the base salaries of the Named Executive Officers were set for fiscal 2014. This section also explains how the compensation of the Named Executive Officers is aligned with the interests of the Company's stockholders and is intended to place in perspective the executive compensation information contained in the tables that follow this discussion. As a result of the difficult macroeconomic conditions in the Company's principal markets from fiscal 2009 to fiscal 2013, the Company generally did not increase the salaries of, or pay bonuses to, executives in those years except as described in “Elements of Executive Compensation.”

During fiscal 2013, the Named Executive Officers were:

●	Craig L. Levra, Chairman of the Board, President and Chief Executive Officer;

●	Howard K. Kaminsky, Executive Vice President – Finance, Chief Financial Officer and Secretary;

●	Dennis D. Trausch, Executive Vice President – Growth and Development;

●	Thomas H. Tennyson, Executive Vice President and Chief Merchandising Officer; and

●	Tim A. Anderson, Executive Vice President – Retail Operations, Loss Prevention and Specialty Services.

For fiscal 2013, the major factors that influenced executive compensation were:

●	the $3.3 million net loss experienced by the Company in fiscal 2013 compared to the $5.1 million net loss in fiscal 2012 and the $3.0 million net loss in fiscal 2011;

●	the continued difficult macroeconomic conditions in the Company's principal markets;

●	the absence of any increase in base salaries or bonuses in fiscal 2012, 2011 or 2010, except as described below;

●	the executives' continued aggressive response to the difficult macroeconomic conditions in the Company's principal markets;

●	the growth of the Company’s online business; and

●

the substantial amount by which cash compensation and total compensation of each executive was below the median cash compensation and total compensation paid to officers by companies in the Peer Group based on the 2013 Survey.

The Compensation Committee

Committee Members

The Compensation Committee (the "Committee") consists of three directors, Donald J. Howard (Chairman), John R. Attwood and Randall G. Scoville. The Board has determined that each member of the Committee is "independent" as that term is defined under the rules of Nasdaq. The Committee meets as often as necessary to perform its duties and responsibilities. The Committee held four meetings during fiscal 2013 including two executive sessions without management.

Role of the Committee

The Committee operates under a written charter approved by the Board. A copy of the charter is available at sportchalet.com under “About Us – Investor Relations – Corporate Governance.” The Committee's purpose is to:

●	review and approve corporate goals and objectives relevant to the compensation of the executive officers;

●	evaluate the performance of the executive officers in light of those goals and objectives;

●	determine and approve the compensation level of the executive officers based on this evaluation; and

●	make recommendations to the Board with respect to incentive compensation plans and equity-based plans.

Compensation Objectives and Philosophy

The objective of the Company's compensation program is to promote the profitability and growth of the Company for the benefit of its stockholders, employees, customers, suppliers, creditors, communities and other stakeholders.

The Company's general compensation philosophy is that compensation programs should be designed to attract, retain and motivate executives critical to the Company's long-term growth and profitability. This compensation consists primarily of base salaries, cash bonuses, equity awards and benefits. In support of this philosophy, the Committee believes that:

●

the total compensation of executives should be competitive (i.e., at approximately the 50th percentile) with the total compensation paid to executives with comparable duties by other companies in the Company's industry that are of similar size and performance;

●

the base salaries of executives generally should not exceed the median base salaries paid to executives with comparable duties by other companies in the Company's industry that are of similar size and performance;

●	bonus programs and equity incentive plans should motivate the executives to achieve specific strategic and performance objectives established by the Board;

●

upon the achievement of such objectives, bonuses and equity incentive awards should be adequate to compensate for base salaries which generally are below the median base salaries of other companies in the Company's industry that are of similar size and performance; and

●	bonuses and long-term equity incentive awards should serve to align the executive's interests with those of the Company's stockholders.

Compensation Committee Process

Annual Evaluation

The Committee meets in executive session at the beginning of each fiscal year to (i) evaluate the performance of the executive officers, including the Named Executive Officers, during the prior fiscal year; (ii) determine their annual bonuses, if any, for the prior fiscal year; (iii) establish their performance goals and objectives for the current fiscal year; (iv) set their base salaries, benefits and target cash bonuses, if any, for the current fiscal year; and (v) consider and approve any grants to them of equity incentive awards. The Committee may meet from time to time during the year to assess the adequacy of executive compensation.

For a discussion of the criteria used by the Committee to evaluate the performance of the Named Executive Officers in fiscal 2013, determine their bonuses for fiscal 2013, and approve any grants of equity incentive awards for fiscal 2013, see "Compensation Discussion and Analysis – How and Why Executive Compensation Decisions Were Made."

For a discussion of the criteria used by the Committee to set the base salaries, benefits and target cash bonuses, if any, of the Named Executive Officers in fiscal 2014, see "Compensation Discussion and Analysis – 2014 Executive Compensation."

Management's Role in Determining Executive Compensation

The Committee determines the compensation of all the executive officers, including the Named Executive Officers. Craig L. Levra, the Chief Executive Officer, plays a role in the Committee's determination of executive compensation because he evaluates employee performance, recommends performance targets and objectives and recommends salary levels, bonuses, benefits, and equity incentive awards of the executive officers, other than himself.

Compensation Consultant

The Committee's charter authorizes the Committee to retain a consulting firm to assist in the evaluation of executive compensation, and provides the Committee with the sole authority to approve the consulting firm's fees and other retention terms. In December 2011, the Committee retained Frederic W. Cook & Co., Inc. (“Cook”) and in April 2008 the Committee retained Oaktree Associates, Inc. to provide the Committee with information concerning the range of compensation paid to executives with comparable duties by other companies that are of similar size and performance and in similar industries as the Company. The Committee intends to update a compensation survey no more frequently than every third year because the Committee does not believe that executive compensation or comparable companies are likely to experience significant change any more frequently.

In fiscal 2013, the Compensation Committee revised its charter to comply with the recent rules and regulations relating to compensation advisers promulgated by the SEC and Nasdaq under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”). In accordance with the revised charter, the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation adviser and shall be directly responsible for the appointment, compensation and oversight of the work of any compensation adviser retained by the Compensation Committee. The Company shall provide appropriate funding, as determined by the Compensation Committee, for payment of reasonable compensation to a compensation adviser retained by the Compensation Committee. Furthermore, the Compensation Committee may select, or receive advice from, a Compensation Adviser, other than in-house legal counsel, only after taking into consideration the following factors: (1) the provision of other services to the Company by the person that employs the compensation adviser; (2) the amount of fees received from the Company by the person that employs the compensation adviser; as a percentage of the total revenue of the person that employs the compensation adviser; (3) the policies and procedures of the person that employs the compensation adviser that are designed to prevent conflicts of interest; (4) any business or personal relationship of the compensation adviser with a member of the Compensation Committee; (5) any stock of the Company owned by the compensation adviser; and (6) any business or personal relationship of the compensation adviser or the person employing the compensation adviser with an executive officer of the Company.

To avoid conflicts of interest, Cook was retained directly by the Compensation Committee in fiscal 2012 to provide support to the Compensation Committee, including consulting services on executive compensation that was presented to the Compensation Committee, detailed review of executive compensation, selection of the Peer Group and preparation of the 2013 Survey. In addition, the Company retained Cook to provide an update on recent trends in executive compensation in fiscal 2013. The Company paid approximately $25,000 in professional fees to Cook for Cook’s services as a compensation adviser to the Compensation Committee. Based on the consideration of the various factors as set forth in the rules promulgated by the SEC and Nasdaq, the Compensation Committee does not believe that its relationship with Cook and the work of Cook on behalf of the Compensation Committee has raised any conflict of interest.

Comparable Companies and Market Positioning

The Committee periodically reviews data concerning the pay practices of retailers which emphasize sporting goods. Although this information provides the Committee with a general frame of reference, the Committee does not target the compensation of any Named Executive Officer at any specific percentile or within a specific range of the compensation paid by such sporting goods retailers.

2013 Survey. In reviewing and approving executive compensation for fiscal 2013, the Committee considered the executive compensation review provided by Cook in December 2011 (the "2013 Survey"). The 2013 Survey included 20 small-cap retailers (the "Peer Group"). In order to obtain a large enough sample of companies, companies with greater revenue and market capitalization than the Company were included; the Company ranked just below the 25th percentile. This was considered appropriate given the Company’s market for potential employees. The 2013 Survey compared the compensation paid by job function or if there was not a match, by pay rank of the officers of the companies in the Peer Group to that paid by the Company to its five most highly paid executives for fiscal 2011. For the companies in the Peer Group, revenue ranged from $190 million to $900 million, EBITDA from a loss of $45 million to a profit of $96 million, number of employees from 1,158 to 9,198 and market capitalization from $7 million to $922 million. All data concerning the companies in the Peer Group were based on their most recent SEC reports as of the date of the 2013 Survey.

The companies in the Peer Group were:

Hibbett Sports	West Marine	Golfsmith International	Cache
Zumiez	Hastings Entertainment	Hancock Fabrics	Christopher & Bank Corp.
Big 5 Sporting Goods	Build-A-Bear Workshop	Marinemax	A.C. Moore Arts & Crafts
Citi Trends	Books-A-Million	Bakers Footwear Group	Syms Corp.
Reading International	Duckwall ALCO Stores	Trans World Entertainment	Coldwater Creek

The 2013 Survey compares the cash compensation and the total compensation of the Company's executive officers to the comparable amounts paid by the Peer Group. "Cash compensation" is defined as the sum of base salary, cash bonus and all other cash compensation. "Total compensation" is defined as the sum of cash compensation and the value of equity awards valued at the date of grant.

The results of the 2013 Survey showed that for the Company's fiscal 2011:

●	cash compensation of the Company's CEO was 40% below the median cash compensation paid by the Peer Group, and 24% less than the 25th percentile;

●	cash compensation of the Company's four most highly paid executives (other than the CEO) ranged from 26% to 41% less than the median cash compensation paid by the Peer Group;

●	cash compensation of the Company's four most highly paid executives (other than the CEO) ranged from 8% to 19% less than the 25th percentile paid by the Peer Group;

●	total compensation of the Company's CEO was 63% less than the median total compensation paid by the Peer Group, and 56% less than the 25th percentile;

●	total compensation of the Company's four most highly paid executives (other than the CEO) ranged from 44% to 52% less than the median total compensation paid by the Peer Group; and

●	total compensation of the Company's four most highly paid executives (other than the CEO) ranged from 36% to 44% less than the 25th percentile paid by the Peer Group.

2009 Survey. In reviewing and approving executive compensation for fiscal 2012, 2011, 2010 and 2009, the Committee considered the survey provided by Oaktree Associates, Inc. in 2008 (the "2009 Survey"). The 2009 Survey included 14 retailers which emphasize sporting goods (the "Peer Group"). In order to obtain a large enough sample of companies, companies with significantly greater revenue, net income, net profit margin and number of employees than the Company were included. This was considered appropriate given the Company’s market for potential employees. The 2009 Survey compared the compensation paid to the principal executive, financial, buying, operations, merchandizing and information officers of the companies in the Peer Group to that paid by the Company to its six most highly paid executives for fiscal 2007. In addition, the 2009 Survey compared the compensation paid to such officers by the Company for fiscal 2007 to that paid to the covered executives by the seven companies in the Peer Group nearest to the Company with respect to revenue, net income, net profit margin and number of employees (the "Comparable Companies"). For the companies in the Peer Group, revenue ranged from $118 million to $5.75 billion, net income from a loss of $13 million to a profit of $251 million, net profit margin from a negative 1.4% to a positive 10.6%, and number of employees from 1,660 to 45,400. For the Comparable Companies, revenue ranged from $118 million to $911 million, net income from a loss of $13 million to a profit of $38 million, net profit margin from a negative 1.4% to a positive 7.4%, and number of employees from 1,660 to 9,500. All data concerning the companies in the Peer Group were based on their most recent SEC reports as of the date of the 2009 Survey.

The companies in the Peer Group were:

Foot Locker	Pacific Sunwear	Big 5 Sporting Goods*	Big Dog Holdings*
Dick's Sporting Goods	Columbia Sportswear	Hibbett Sports*	Zumiez*
Cabela's	Finish Line	Citi Trends*
Genesco	Gander Mountain*	Golfsmith International*

__________________

*     Indicates a Comparable Company.

The 2009 Survey compares the cash compensation and the total compensation of the Company's executive officers to the comparable amounts paid by members of the Peer Group and the Comparable Companies. "Cash compensation" is defined as the sum of base salary, cash bonus and all other cash compensation. "Total compensation" is defined as the sum of cash compensation and the value of equity awards valued at the date of grant.

The results of the 2009 Survey showed that for the Company's fiscal 2007:

●	cash compensation of the Company's CEO was 4% greater than the median cash compensation paid by the Comparable Companies, and 10% less than the median cash compensation paid by the Peer Group;

●	cash compensation of the Company's four most highly paid executives (other than the CEO) ranged from 25% to 48% less than the median cash compensation paid by the Comparable Companies;

●	cash compensation of the Company's four most highly paid executives (other than the CEO) ranged from 37% to 57% less than the median cash compensation paid by the Peer Group;

●	total compensation of the Company's CEO was 10% less than the median total compensation paid by the Comparable Companies, and 38% less than the median total compensation paid by the Peer Group;

●	total compensation of the Company's four most highly paid executives (other than the CEO) ranged from 31% to 53% less than the median total compensation paid by the Comparable Companies; and

●	total compensation of the Company's four most highly paid executives (other than the CEO) ranged from 55% to 69% less than the median total compensation paid by the Peer Group.

Elements of Executive Compensation

The Committee favors compensating executive officers of the Company in the form of bonuses and equity awards rather than in the form of base salaries so as to more closely align the interests of the executive officers with the interests of the stockholders. The Committee does not allocate between cash and non-cash compensation or between short-term and long-term compensation based on specific percentages. Instead, the Committee believes that the total compensation package for each executive officer of the Company should be generally in line with the prevailing market. As a result of the difficult macroeconomic conditions in the Company's principal markets from fiscal 2009 to fiscal 2013, the Company generally did not increase the salaries of, or pay bonuses to, executives in those years except as described below.

The following table shows each element of executive compensation as a percent of the total compensation for each Named Executive Officer for fiscal 2013, 2012 and 2011:

Name	Title	Year	Base Salaries (%)	Bonus (%)(2)	Equity Awards (%)(1)	All Other Compensation (%)

Craig L. Levra	Chairman of the Board, President and Chief Executive Officer	2013 2012 2011	59 63 88	36 26 1	-- 5 --	5 6 11

Howard K. Kaminsky	Executive Vice President – Finance, Chief Financial Officer and Secretary	2013 2012 2011	92 78 88	-- 2 1	-- 12 --	8 8 11

Dennis D. Trausch	Executive Vice President – Growth and Development	2013 2012 2011	88 71 81	-- 2 1	-- 13 --	12 14 18

Thomas H. Tennyson	Executive Vice President and Chief Merchandising Officer	2013 2012 2011	92 81 89	-- 2 1	-- 9 --	8 8 10

Tim A. Anderson	Executive Vice President – Retail Operations, Loss Prevention and Specialty Services	2013 2012 2011	91 77 76	-- 2 1	-- 12 --	9 9 23

_______________

(1)

These amounts reflect the value determined by the Company for accounting purposes for these awards and do not reflect whether each Named Executive Officer has actually realized benefit from the awards. The value of the equity awards is based on the grant date fair value calculated in accordance with FASB ASC Topic 718, without regard to the estimate of forfeitures related to service-based vesting conditions. Amounts reported for stock options are determined using the Black-Scholes option valuation model. This model was developed to estimate the fair value of traded options, which have different characteristics than employee stock options, and changes to the subjective assumptions used in the model can result in materially different fair value estimates. See Note 2 to the Company's audited financial statements for the fiscal year ended March 31, 2013, included in the Company's Annual Report on Form 10-K filed with the SEC on May 24, 2013, for a discussion of the relevant assumptions used in calculating grant date fair value.

(2)

In fiscal 2011, the Company established an employee incentive plan (the "Employee Incentive Plan"), and in fiscal 2013 established an employee bonus plan (the “Bonus Plan”). All employees, including the Named Executive Officers, may participate in the Employee Incentive Plan and the Bonus Plan. In fiscal 2012, the Company established a long-term incentive plan (the “LTI Plan”) for the Chief Executive Officer. For a description of the Employee Incentive Plan, the Bonus Plan and the LTI Plan see "Compensation Discussion and Analysis –– How and Why Executive Compensation Decisions Were Made – Bonuses."

How and Why Executive Compensation Decisions Were Made

When making individual executive compensation decisions, the Committee takes many factors into account, including the executive officer's experience, responsibilities, management abilities and job performance, the performance of the Company as a whole, the current market conditions and competitive pay for similar positions at comparable companies. These factors are considered by the Committee in a subjective manner without any specific formula or weighting.

For fiscal 2013, the major factors that influenced the Committee's executive compensation decisions were:

●	the $3.3 million net loss experienced by the Company in fiscal 2013 compared to the $5.1 million net loss in fiscal 2012 and the $3.0 million net loss in fiscal 2011;

●	the continued difficult macroeconomic conditions in the Company's principal markets;

●	the absence of any increase in base salaries or bonuses in fiscal 2012, 2011 or 2010, except as described below;

●

the executives' continued aggressive response to the difficult macroeconomic conditions in the Company's principal markets, including, in fiscal 2012, mitigating the impact of the warm and dry winter by reducing inbound winter receipts, expanding the use of rental gear, reducing expenses in the third and fourth quarters by 8% and accelerating the delivery of spring and summer merchandise to improve non-winter comparable store sales by 5% in the third and fourth quarters;

●	the growth of the Company’s online business; and

●

the substantial amount by which cash compensation and total compensation of each executive was below the median cash compensation and total compensation paid to officers by companies in the Peer Group based on the 2013 Survey.

At the Company’s 2011 annual meeting of the stockholders, the Company provided stockholders an advisory vote on approving the Company’s executive compensation for 2011 (the “Say-On-Pay Vote”). The stockholders approved the executive compensation program and the executive compensation paid to the Named Executive Officers for 2011 by a vote of 85.6%. The Compensation Committee continued the executive compensation program as a result of the favorable Say-On-Pay Vote. At the 2011 annual meeting of stockholders, the stockholders approved holding a Say-On-Pay vote every three years. The next Say-On-Pay vote will be at the 2014 annual meeting of stockholders.

Base Salaries

The Committee reviews the base salary of each executive officer at the beginning of each fiscal year. In determining whether a change in base salary is appropriate, the Committee considers the Company's executive compensation philosophy described above, the executive's scope of responsibility, level of experience, individual performance, and past and potential contribution to the Company's business, the Company's performance, changes in the cost of living, and the terms of the executive's employment agreement, if any. The Committee does not assign any particular formula or weight to the foregoing factors. To ensure that the base salaries are adequate, the Committee also periodically reviews an independent survey of executive compensation and compares the base salaries to those paid to officers with comparable duties by other companies that are of similar size and performance and in similar industries as the Company. In addition, the Committee discusses and takes into consideration the recommendation of the Chief Executive Officer regarding each executive officer's base salary, other than the Chief Executive Officer's own base salary.

Although the Company's philosophy is to use bonuses to motivate the executives to achieve specific strategic and performance objectives, for the past six fiscal years the Company paid only limited bonuses to its executive officers as described below. Based upon the 2009 Survey and the 2013 Survey, the base salary paid by the Company to its Chief Executive Officer (1) in fiscal 2007 was 12% less than the median base salary paid by the Comparable Companies and 15% less than the median base salary paid by companies in the Peer Group, and (2) in fiscal 2011 was 24% less than the median base salary paid by companies in the Peer Group. Based upon the 2009 Survey, the base salaries paid by the Company to its four most highly compensated executives (other than the Chief Executive Officer) (1) in fiscal 2007 ranged from 2% to 29% less than the median base salaries paid to the covered officers by the Comparable Companies and from 15% to 39% less than the median base salaries paid to the covered officers by companies in the Peer Group, and (2) in fiscal 2011 ranged from 16% to 26% less than the median base salaries paid to the covered officers by companies in the Peer Group. To the extent that a Named Executive Officer has an employment agreement, such executive's employment agreement specifies a minimum level of base salary for the executive.

The following table shows the changes in the base salaries of the Named Executive Officers in fiscal 2013, 2012 and 2011:

Name	Fiscal 2010 Salary	Fiscal 2011 Salary	Percent Change FY '10/FY '11	Fiscal 2012 Salary	Percent Change FY '11/FY '12	Fiscal 2013 Salary	Percent Change FY '12/FY '13

Craig L. Levra	$380,000	$380,000	--	$380,000	--	$380,000	--

Howard K. Kaminsky	228,000	228,000	--	228,000	--	228,000	--

Dennis D. Trausch	185,400	185,400	--	185,400	--	185,400	--

Thomas H. Tennyson	295,000	295,000	--	295,000	--	295,000	--

Tim A. Anderson	180,000	210,000	16.7%	210,000	--	210,000	--

The Named Executive Officers did not receive an increase in base salary for services rendered in fiscal 2013, 2012 or 2011 from that paid in fiscal 2010, except for Mr. Anderson who in fiscal 2011 received an increase of 16.7% in connection with his promotion to Executive Vice President – Retail Operations, Loss Prevention and Specialty Services.

The executive officers who were not Named Executive Officers received no increase in base salary in fiscal 2013, 2012 or 2011, except in connection with promotions.

Although the results of the 2009 Survey and the 2013 Survey showed that the compensation of the Named Executive Officers was substantially below the compensation paid by the companies in the Peer Group, the Committee decided not to increase the base salaries of the Named Executive Officers in fiscal 2013, 2012 or 2011 (except for Mr. Anderson upon his promotion to Executive Vice President – Retail Operations, Loss Prevention and Specialty Services). In deciding not to increase the base salaries in each of the last three fiscal years, the Committee particularly noted the following:

●	the continuing net loss of $3.3 million, $5.1 million, $3.0 million and $8.3 million experienced by the Company in fiscal 2013, 2012 and 2011, respectively;

●	the continued difficult macroeconomic conditions in the Company's principal markets; and

●	the grant of equity incentive awards in fiscal 2012, 2010, 2009 and 2008.

 Bonuses

In fiscal 2008 and preceding years, the Company maintained a bonus plan under which certain executive officers could earn a bonus equal to a percentage of their annual base salaries, if the Company met the performance criteria set by the Committee at the beginning of the fiscal year.

In fiscal 2010 and 2009, the Company did not pay executive bonuses, except for the minimum bonus guaranteed to Mr. Tennyson by the terms of his employment agreement of $29,500 in fiscal 2010 and $28,500 in fiscal 2009, because the Company experienced a net loss in each of those fiscal years due to the difficult macroeconomic conditions in its principal markets.

In fiscal 2011, the Company established an employee incentive plan (the "Employee Incentive Plan") under which all employees, including the Named Executive Officers, may participate. No amount is payable under the Employee Incentive Plan with respect to any fiscal quarter unless the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") for that quarter exceeds the EBITDA amount set forth in the Company's operating budget. One-half of any amount by which the Company's EBITDA for the year-to-date period ending with the most recent quarter exceeds the EBITDA set forth in the budget would be paid to eligible employees in proportion to their base salaries for the quarter. Only employees who are employed both before the beginning of the quarter and at the time of payment would be eligible to receive a bonus payment with respect to a quarter. The Board retains the right, in its sole discretion, to reduce the aggregate amount payable under the Employee Incentive Plan with respect to any quarter, notwithstanding the fact that the conditions for payment have been met, or otherwise to modify the Employee Incentive Plan. In fiscal 2011, a total of $535,000 was paid to all employees, including Messrs. Levra, Kaminsky, Tennyson, Trausch and Anderson who received $3,858, $2,246, $2,893, $1,994, and $2,184, respectively, under the Employee Incentive Plan.

In fiscal 2012, the Company continued the Employee Incentive Plan described above under which all employees, including the Named Executive Officers, may participate. A total of $725,000 was paid to all employees, including Messrs. Levra, Kaminsky, Tennyson, Trausch and Anderson who received $8,519, $5,121, $6,559, $4,339, and $4,892, respectively. In addition, the Committee granted Mr. Levra a discretionary bonus of $150,000 for his leadership of the Company’s aggressive response to the economic downturn, which bonus was in lieu of the equity incentive awards granted to the other executive officers because of the significant equity held by Mr. Levra.

In fiscal 2013, the Named Executive Officers were eligible to participate in the Employee Incentive Plan on the same terms as are applicable to all eligible employees. A total of $105,000 was paid to all employees, including Messrs. Levra, Kaminsky, Tennyson, Trausch and Anderson who received $775, $509, $681, $396, and $436, respectively. In addition, the Committee granted Mr. Levra a discretionary bonus of $150,000 for his leadership resulting in improved sales and reduced net loss in fiscal 2013 compared to fiscal 2012.

For fiscal 2013, the Company also established an employee bonus plan (the "Bonus Plan") under which all salaried employees, including the Named Executive Officers, may participate. Under the Bonus Plan each eligible employee can earn a bonus equal to a percentage of their salary, if the Company’s net income for the fiscal year exceeds a specified amount. For Craig Levra, the percentage will range between 70% and 160% of base salary, and for each other executive officer will range from 40% to 60% of base salary. The percentage will be determined within this range based upon the employee’s performance evaluation. The ranges of bonuses, the selection of the performance metrics such as sales and profits, and the determination of whether the performance criteria have been satisfied are made by the Compensation Committee is its sole discretion. Only employees who are employed both at the beginning of the year and at the time of payment would be eligible to receive a bonus payment. The Board retains the right, in its sole discretion, to reduce any award payable under the Bonus Plan, notwithstanding the fact that the conditions for payment have been met, or otherwise to modify the Bonus Plan. No amounts were paid in fiscal 2013 as the net income did not exceed the specified amount.

The Company has established a long-term incentive plan (“LTI Plan”) for the Chief Executive Officer for fiscal 2013 and 2014. The LTI Plan is intended to reward the achievement of specific financial and strategic objectives over this two-fiscal year performance period.

Under the LTI Plan, the Chief Executive Officer is eligible to earn a cash bonus based upon the Company’s achievement of certain performance objectives in fiscal 2013 and 2014. The Company must achieve a threshold performance level in order for any bonus to be paid under the LTI Plan. Once the Company’s threshold performance level has been met, the bonus opportunity will vary from 80% if the Company has met its threshold performance level, to 100% if the target performance level is met, and up to 120% for exceeding the target. The award, if any, will be paid in the year following the performance period.    Each of the performance objectives was selected from a list of performance objectives under the 2004 Equity Incentive Plan approved by the stockholders at the 2011 annual meeting of stockholders. For fiscal 2013, the target award was $325,000, each performance objective was equally weighted, and the award earned by Mr. Levra was $83,571.

In June 2013, the Compensation Committee reviewed the Company’s performance against the performance objectives for fiscal 2013 and identified that the Company had achieved the following results:

Performance Objective	Threshold	Target	Maximum	Actual	Performance

Net income (1)	$1	$250,000	$500,000	($3,335,000)	Not achieved

Debt to EBITDA ratio	3.4x	3.2x	3.0x	6.4x	Not achieved

Online sales as a % of total sales (2)	--	--	--	--	Not achieved

Team Sales EBITDA (2)	--	--	--	--	Not achieved

Enhance rental systems (2)	--	--	--	--	Not achieved

New store openings	1	2	3	1	Threshold achieved

Implement mobile strategy in stores	1	3	5	3	Target achieved

_______________

(1)	Achievement of the net income objective is measured only after accruals for all bonus and incentive plans.

(2)	The Company does not separately disclose the results of operations for its online, Team Sales or rental businesses for competitive reasons.

Equity Awards

In keeping with the Committee's compensation philosophy, the Committee believes that equity incentive awards should be a significant component of the total compensation of the executive officers to align the executives' interests with those of the Company's stockholders and motivate the executives to achieve the specific strategic and performance objectives established by the Board. Under the Company's 2004 Equity Incentive Plan, the Company may grant any type of award whose value is derived from the value of the Common Stock of the Company, including shares of Common Stock, options, units and stock appreciation rights.

For fiscal 2013, the Company did not grant equity awards to executive officers.

For fiscal 2012, the Company granted equity awards under the 2004 Equity Incentive Plan to executive officers on March 8, 2012. Messrs. Kaminsky, Trausch, Tennyson and Anderson were each granted options to purchase up to 15,000 shares of the Company's Class A Common Stock at $1.38 per share (the closing sale price on the date of grant), which options have a term of ten years and first become exercisable in five equal annual installments on each of the first five anniversaries of the date of grant. In deciding to grant equity awards, the Committee particularly noted the following:

●	the reduction in net loss for the first half of the fiscal year to $0.2 million in fiscal 2012 from $2.5 million in fiscal 2011;

●	the negative impact on comparable store sales of the unseasonably warm and dry winter;

●

the aggressive response by the Named Executive Officers to the unseasonably warm and dry winter in the Company's principal markets, including reductions in operating expenses and inventory management of both winter and non-winter products;

●	the continued difficult macroeconomic conditions in the Company’s principal markets;

●	the number of shares issuable pursuant to, and the vesting of, the options held by each Named Executive Officer;

●	the absence of any increase in base salaries or bonuses since fiscal 2008, except as described above;

●	the growth of the Company’s online business; and

●

the amount by which cash compensation and total compensation of each Named Executive Officer was below the median cash compensation and total compensation paid to officers by companies in the Peer Group in the 2013 Survey.

For fiscal 2011, the Company granted equity awards under the 2004 Equity Incentive Plan to executive officers on April 4, 2011, just after the end of the fiscal year. Messrs. Levra, Kaminsky, Trausch, Tennyson and Anderson were granted options to purchase up to 20,000, 10,000, 10,000, 10,000 and 10,000 shares, respectively, of the Company's Class A Common Stock at $2.02 per share (the closing sale price on the date of grant), which options have a term of ten years and first become exercisable in five equal annual installments on each of the first five anniversaries of the date of grant. In deciding to grant equity awards, the Committee particularly noted the following:

●	the reduction in net loss to $3.0 million in fiscal 2011 from $8.3 million in fiscal 2010;

●	the increase in sales on a 52 week basis of 0.8%;

●	the continued difficult macroeconomic conditions in the Company’s principal markets;

●

the expiration in May 2011 of options to purchase up to 70,000 and 40,250 shares of the Company's Class A Common Stock and 10,000 and 5,750 shares of the Company’s Class B Common Stock held by Messrs. Levra and Kaminsky and 5,750 shares of the Company’s Class B Common Stock held by Mr. Trausch;

●	in the case of Messrs. Levra and Kaminsky, the fact that they were not eligible to participate in the Option Exchange;

●	the number of shares issuable pursuant to, and the vesting of, the options held by each Named Executive Officer;

●	the absence of any increase in base salaries or bonuses since fiscal 2008, except as described above;

●

the aggressive response by the Named Executive Officers to the difficult macroeconomic conditions in the Company's principal markets, including reductions in operating expenses, reductions in occupancy expenses, improvements in inventory management, and sequential improvements in comparable store sales and profitability in each quarter of fiscal 2011, as well as favorable amendments to the Company’s bank credit line;

●	the growth of the Company’s online business; and

●

the amount by which cash compensation and total compensation of each Named Executive Officer was below the median cash compensation and total compensation paid to officers by companies in the Peer Group and by the Comparable Companies in the 2009 Survey.

The exercise price of the stock options granted to date has been no less than the fair market value of the Common Stock as of the date of grant. To encourage retention, the ability to exercise the option is subject to vesting restrictions. The Committee's policy is to award options annually, which generally vest over five years and expire ten years from the date of grant, and are in recognition of the executive officer's current and potential contributions to the Company. Decisions made by the Committee regarding the timing and size of subsequent option grants take into consideration the Company's and the individual's performance, competitive market practices, the allocation between the cash and non-cash components of the individual's compensation, and the size and term of option grants made in prior years. The Company’s procedures for the granting of stock options provide that (i) options to executive officers may only be granted at the express direction of the Committee, (ii) the accounting department will conduct a quarterly review of all option grants to confirm that the requisite approval was obtained and to confirm that the exercise price for the option was determined in accordance with the requirements of the Company's equity incentive plan, (iii) the accounting department will report the results of that audit to the Committee's Chair, and (iv) each approval of an option grant by the Committee will expressly establish the date of grant, which generally will be a date after the date of approval only when such a delay in the date of grant is reasonably related to a legitimate business purpose, such as to coincide with a hiring or promotion. It is also the policy of the Company to generally avoid granting options as of a date during a blackout period.

Post-Termination and Change in Control Payments

The Committee believes that a change in control transaction would create uncertainty regarding the continued employment of the Company's executive officers. This is because many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage the Company's executive officers to remain employed with the Company during an important time when their continued employment in connection with, or following, a transaction is often uncertain, and to help keep the Company's executive officers focused on the Company’s business rather than on their personal financial security, the Committee believes that providing certain of the Company's executive officers with severance benefits upon certain terminations of employment following an actual or potential change of control transaction, is in the best interests of the Company and its stockholders

Messrs. Levra, Kaminsky, Tennyson, Trausch and Anderson have employment agreements with the Company. Upon termination without “cause” or by "non-renewal" (as defined), each of Messrs. Levra, Kaminsky, Tennyson, Trausch and Anderson will receive a lump sum payment equal to the amount he would have received, at his annual base salary rate, for 24 months, 12 months, six months, six months and six months, respectively, within 60 days following such termination. Each of Messrs. Levra, Kaminsky, Tennyson, Trausch and Anderson may receive Company-paid COBRA health care continuation benefits for himself and his family for 18 months, subject to the limitations of the law. If Messrs. Levra, Kaminsky, Tennyson, Trausch or Anderson is terminated without "cause" (as defined in his respective agreement) after January 1 but before payment of the bonus for the year in which such termination occurs, such executive officer will also be entitled to a bonus, pro rated for the period employed that fiscal year through termination based on such executive officer's maximum target bonus for that fiscal year, if any bonus is paid to at least one executive vice president for that fiscal year. Upon termination by Messrs. Levra, Kaminsky, Tennyson, Trausch or Anderson for “good reason” (as defined in his respective agreement), such executive officer will receive a lump sum payment equal to the amount he would have received, at his annual base salary rate, for 24 months, 12 months, six months, six months and six months, respectively, within 60 days following such termination, together with any prorated bonus as described in the preceding sentence.

If termination by the Company without "cause" or by "non-renewal" or by the employee for "good reason" occurs within 12 months following or in "anticipation of" a "change in control" (as defined in their respective agreements), then each of Messrs. Levra, Kaminsky, Tennyson, Trausch and Anderson will receive in lieu of the above, a lump sum payment equal to the amount he would have received, at his annual base salary rate, for 30 months, 18 months, 12 months, 12 months, and 12 months, respectively, to be paid within 60 days following such termination. The agreements provide that any such payments may be reduced to the maximum amount that may be paid without the payments being "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended. The 2004 Equity Incentive Plan generally provides, that upon a change in control, all stock awards then outstanding shall vest immediately. For a further description of these arrangements, see "Executive Compensation – Potential Payments Upon Termination or Change in Control."

Benefits

During fiscal 2013, 2012 and 2011, each executive officer received an annual automobile allowance of $20,000 for Mr. Levra, $11,550 for Messrs. Kaminsky, Tennyson and Trausch, and $16,150 for Mr. Anderson. Each executive officer also is entitled to participate in the Company’s executive health care plan which pays all health care costs not covered by the Company’s group health insurance plan, up to $100,000 in the aggregate and $30,000 per occurrence, including premiums and deductibles.

2014 Executive Compensation

Although the results of the 2013 Survey showed that the compensation of the Named Executive Officers is substantially below the compensation paid by the companies in the Peer Group, in light of the continuing difficult macroeconomic conditions in the Company's principal markets, the Committee has decided not to increase the base salaries or benefits of the Named Executive Officers at this time.

In fiscal 2014, the Named Executive Officers will remain eligible to participate in the Employee Incentive Plan, as well as the Bonus Plan, on the same terms as are applicable to all salaried employees. In addition, Mr. Levra will be eligible to earn a cash bonus under the LTI Plan based upon the Company’s achievement of certain performance objectives in fiscal 2014. For a description of the Employee Incentive Plan, the Bonus Plan, and the LTI Plan, see “Compensation Discussion and Analysis – How and Why Executive Compensation Decisions Were Made – Bonuses” above.

There is no assurance that the Company will achieve the performance objectives established by the Compensation Committee in any fiscal year for the payment of bonuses under the Employee Incentive Plan, the Bonus Plan or the LTI Plan.

Other Considerations

Impact of Accounting and Tax Treatment on Compensation. Accounting and tax considerations play an important role in the design of our executive compensation program. Accounting rules, such as Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, require us to expense the estimated fair market value of our stock-based compensation, which reduces the amount of our reported profits. The Committee considers the amount of this expense and the financial impact to us in determining the amount of equity compensation awards.

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), a public company generally will not be entitled to a deduction for non-performance-based compensation paid to certain executive officers to the extent such compensation exceeds $1.0 million. Special rules apply for "performance-based" compensation, including the approval of the performance goals by the stockholders of the Company.

As the Company's current compensation structure generally does not contemplate annual non-performance based compensation to any executive in excess of $1.0 million, the Committee has not formulated a policy regarding qualifying compensation paid to executive officers for deductibility under Section 162(m) of the Code, and does not foresee the necessity of doing so in the near future. Should limitations on the deductibility of compensation become a material issue, the Committee will, at such time, determine whether such a policy should be implemented, either in general or with respect to specific transactions.

Among other things, Section 409A of the Code limits flexibility with respect to the time and form of payment of deferred compensation. If a payment or award is subject to Section 409A but does not meet the requirements that exempt such amounts from taxation under such section, the recipient is subject to (i) income tax at the time the payment or award is not subject to a substantial risk of forfeiture, (ii) an additional 20% federal tax at that time, and (iii) an additional tax equal to the amount of interest (at the underpayment rate under the Code plus one percentage point) on the underpayment that would have occurred had the award been includible in the recipient's income when first deferred, or if later, when not subject to a substantial risk of forfeiture. We have made modifications to our plans and arrangements such that payments or awards under those arrangements either are intended not to constitute "deferred compensation" for Section 409A purposes (and will thereby be exempt from Section 409A's requirements) or, if they constitute "deferred compensation," are intended to comply with the Section 409A statutory provisions and final regulations.

Risk Considerations. We have designed our total direct compensation mix to encourage the Company's executive officers to take appropriate risks aimed at improving the Company's performance and driving long-term stockholder value. We believe that the design and objectives of the Company's executive compensation program provide an appropriate balance of incentives for executive officers and thereby avoids inappropriate risks. In this regard, our executive compensation program includes, among other things, the following design features:

●	A balanced mix of fixed versus variable compensation and cash-based versus equity-based compensation;

●	Variable compensation based on a variety of performance goals, including Company and individual performance goals;

●	Compensation Committee discretion to lower annual incentive award amounts;

●	A balanced mix of short-term and long-term incentives; and

●	Time-based vesting requirements for equity awards.

The Committee reviews the Company's employee compensation policies and practices, including those for non-executive officers, on an annual basis to assess how those policies and practices may affect risk taking by employees. During its review in fiscal 2013, the Compensation Committee determined that the Company's compensation practices and policies do not create risks that are reasonably likely to have a material adverse effect on the Company.

Conclusion

The Committee believes that the Company's compensation policies support the Committee's compensation philosophy that compensation should be designed to attract, retain and motivate executives critical to the Company's long-term growth and profitability. The Committee believes that for fiscal 2013, 2012 and 2011, the total compensation package for each of the Named Executive Officers was competitive with the total compensation paid to executives of other companies in the Company's industry that are of similar size and performance. In addition, the Committee believes that the bonus and equity awards help reinforce the compensation philosophy that bonus programs and equity incentive plans should motivate the executive to achieve specific strategic and performance objectives established by the Board and align the executive's interests with those of the Company's stockholders.

Compensation Committee Report

The Report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee (the "Committee") of the Company has reviewed and discussed the Compensation Discussion and Analysis with management, and based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Dated: June 21, 2013	THE COMPENSATION COMMITTEE Donald J. Howard, Chairman John R. Attwood Randall G. Scoville

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation of each of the Named Executive Officers for the fiscal years ended March 31, 2013, April 1, 2012 and April 3, 2011. The Named Executive Officers are the Company's Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers in the table below (reduced by the amount in column (h)).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Craig L. Levra Chairman of the Board, President and Chief Executive Officer	2013 2012 2011	380,000 380,000 380,000	150,000 150,000 --	-- -- --	-- 33,168 --	84,346 8,519 3,858	-- -- --	30,753 35,193 48,031	645,099 606,880 431,889

Howard K. Kaminsky Executive Vice President – Finance, Chief Financial Officer and Secretary	2013 2012 2011	228,000 228,000 228,000	-- -- --	-- -- --	-- 33,495 --	509 5,121 2,246	-- -- --	21,067 24,326 27,662	249,576 290,942 257,908

Dennis D. Trausch Executive Vice President – Growth and Development	2013 2012 2011	185,400 185,400 185,400	-- -- --	-- -- --	-- 33,495 --	396 4,339 1,994	-- -- --	25,983 36,656 41,555	211,779 259,890 228,949

Thomas H. Tennyson Executive Vice President and Chief Merchandising Officer	2013 2012 2011	295,000 295,000 295,000	-- -- --	-- -- --	-- 33,495 --	681 6,559 2,893	-- -- --	23,309 28,750 32,033	318,990 363,804 329,926

Tim A. Anderson Executive Vice President – Retail Operations, Loss Prevention and Specialty Services	2013 2012 2011	210,000 210,000 203,166	-- -- --	-- -- --	-- 33,495 --	436 4,892 2,184	-- -- --	21,271 22,765 60,891	231,707 271,152 266,241

______________

(1)

These amounts reflect the value determined by the Company for accounting purposes for these awards and do not reflect whether each Named Executive Officer has actually realized benefit from the awards. The value of the equity awards in columns (e) and (f) is based on the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718, without regard to the estimate of forfeitures related to service-based vesting conditions. Stock option amounts are determined using the Black-Scholes option valuation model. This model was developed to estimate the fair value of traded options, which have different characteristics than employee stock options, and changes to the subjective assumptions used in the model can result in materially different fair value estimates. See Note 2 to the Company's audited financial statements for the fiscal year ended March 31, 2013, included in the Company's Annual Report on Form 10-K filed with the SEC on May 24, 2013, for a discussion of the relevant assumptions used in calculating grant date fair value.

(2)

In fiscal 2011, the Company established an employee incentive plan (the "Employee Incentive Plan"), and in fiscal 2013 established an employee bonus plan (the “Bonus Plan”). All employees, including the Named Executive Officers, may participate in the Employee Incentive Plan and the Bonus Plan. In fiscal 2013, the Company established a long-term incentive plan (the “LTI Plan”) for the Chief Executive Officer. For a description of the Employee Incentive Plan, the Bonus Plan and the LTI Plan see "Compensation Discussion and Analysis –– How and Why Executive Compensation Decisions Were Made – Bonuses."

(Footnotes continued on next page)

(Footnotes continued from prior page)

(3)

Certain of the Company's executive officers receive personal benefits in addition to salary and cash bonuses, consisting of automobile allowances, group health insurance, group life insurance and executive health care. The amount shown in column (i) for "All Other Compensation" consists of the following:

	Year	Craig L. Levra ($)	Howard K. Kaminsky ($)	Dennis D. Trausch ($)	Thomas H. Tennyson ($)	Tim A. Anderson ($)

Automobile allowance	2013 2012 2011	20,000 20,000 20,000	11,550 11,550 11,550	11,550 11,550 11,550	11,550 11,550 11,550	16,150 16,150 16,150

Group health and life insurance	2013 2012 2011	9,187 9,044 19,764	6,211 6,120 13,740	6,211 6,120 13,740	9,187 9,044 19,764	2,330 2,252 6,585

Executive health care	2013 2012 2011	1,566 6,149 8,267	3,306 6,656 2,372	8,222 18,986 16,265	2,572 8,156 719	2,791 4,363 38,156

Total	2013 2012 2011	30,753 35,193 48,031	21,067 24,326 27,662	25,983 36,656 41,555	23,309 28,750 32,033	21,271 22,765 60,891

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of awards to the Named Executive Officers under our non-equity and equity incentive plans during fiscal 2013.

		Non-Equity Incentive Plan Awards in Fiscal 2013			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock and
Name	Grant Date	Thres-hold ($)	Target ($)	Maximum ($)	Thres-hold (#)	Target (#)	Maximum (#)	Stock or Units (#)	Underlying Options (#)	Awards ($/Share)	Option Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Craig L. Levra	(1)	260,000	325,000	390,000	--	--	--	--	--	--	--
Craig L. Levra	(2)	--	775	--	--	--	--	--	--	--	--
Howard K. Kaminsky	(2)	--	509	--	--	--	--	--	--	--	--
Dennis D. Trausch	(2)	--	396	--	--	--	--	--	--	--	--
Thomas H. Tennyson	(2)	--	681	--	--	--	--	--	--	--	--
Tim A. Anderson	(2)	--	436	--	--	--	--	--	--	--	--

______________________

(1)

Amounts shown for Mr. Levra are the range of payouts to the Chief Executive Officer, assuming the thresholds for each of the seven factors were achieved, that were possible under the Company’s LTI Plan. The actual LTI payout is included in the Summary Compensation Table column entitled “Non-Equity Incentive Plan Compensation.”

(2)

Includes amounts paid under the Employee Incentive Plan. No amounts were paid to the Named Executive Officers under the Bonus Plan. For a description of these plans, see "Compensation Discussion and Analysis –– How and Why Executive Compensation Decisions Were Made – Bonuses."

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

The Company has entered into employment agreements, as amended, with each of Messrs. Levra, Kaminsky, Trausch, Tennyson and Anderson. The term of employment commences on January 1 of each year and terminates on the following December 31 and automatically renews for an additional twelve months at the end of the initial term or any renewal term unless notice of termination is given by either party at least 30 days prior to the end of the term. For fiscal 2014, Messrs. Levra, Kaminsky, Trausch, Tennyson and Anderson are entitled to (i) receive an annual base salary (subject to increase from time to time in the discretion of the Board) of $380,000, $228,000, $185,400, $295,000 and $210,000, respectively, (ii) participate in the executive bonus program, (iii) receive a monthly automobile allowance in the amount of $20,000 for Mr. Levra, $11,550 for Messrs. Kaminsky, Trausch and Tennyson, and $16,150 for Mr. Anderson, and (iv) participate in all plans provided to executive officers or employees generally. In the event employment is terminated by the Company without "cause" (as defined in such employment agreements) or by the employee for specified causes, Mr. Levra will be entitled to his annual base salary for 24 months, Mr. Kaminsky will be entitled to his annual base salary for 12 months, and Messrs. Trausch, Tennyson and Anderson each will be entitled to his annual base salary for six months, and certain other payments, as well as alternative amounts on a termination in connection with a change in control. See "Post-Termination and Change in Control Payments" above.

Indemnification Agreements

The Company has entered into an indemnification agreement with each of its executive officers that may require the Company to indemnify the officer against liabilities that may arise by reason of his or her status or service.

2004 Equity Incentive Plan

General. The 2004 Plan was effective on August 2, 2004 and was approved by the Board and Company’s stockholders. Under the 2004 Plan, awards may be granted to employees, directors and consultants of the Company and its affiliates. The purpose of the 2004 Plan is to encourage ownership in the Company by key personnel whose long-term service is considered essential to the Company's continued progress and, thereby, encourage recipients to act in the stockholders' interest and share in the Company's success.

As of June 21, 2013, 203,285 shares of Class A Common Stock and 31,931 shares of Class B Common Stock had been issued under the 2004 Plan, 2,165,381 shares of Class A Common Stock and 33,626 shares of Class B Common Stock were subject to outstanding awards, and there were 639,569 shares of Common Stock available for issuance under awards that may be granted in the future and such awards can be settled with either Class A or Class B shares.

As of June 21, 2013, approximately 2,900 employees (including the Named Executive Officers) and the Company's directors were eligible to participate in the 2004 Plan

As of June 21, 2013, as reported by the Nasdaq Global Market, the closing sale price of a share of Class A Common Stock was $1.22 and the closing sale price of a share of Class B Common Stock was $1.36.

Administration. The 2004 Plan is administered by the Compensation Committee of the Board (the "Committee"). Subject to the provisions of the 2004 Plan, the Committee has a wide degree of flexibility in determining the recipients of awards, the terms and conditions of awards, and the number of shares or amount of cash to be issued pursuant thereto, including conditioning the receipt or vesting of awards upon the achievement by the Company of specified performance criteria. The expenses of administering the 2004 Plan are borne by the Company. The Committee also has the authority to amend outstanding awards, including modifying or waiving the vesting and exercisability conditions, and to offer to buy out outstanding awards on terms that the Committee establishes.

Terms of Awards. The 2004 Plan authorizes the Committee to enter into options, stock awards, SARs or cash awards with an eligible recipient. An award may consist of one such security or benefit or two or more of them in tandem or in the alternative.

An award granted under the 2004 Plan may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transactions.

As a result of Section 162(m) of the Code (see section "Internal Revenue Code Section 162(m) Limits" section below), the 2004 Plan states that the aggregate number of shares subject to awards granted under the 2004 Plan during any calendar year to any one recipient shall not exceed 250,000, except that in connection with his or her initial service, an award may be granted conveying an additional 250,000 shares.

If awards granted under the 2004 Plan expire, are canceled or otherwise terminate without being exercised, the Common Stock not purchased pursuant to the award again becomes available for issuance under the 2004 Plan.

Payment of Exercise Price. An award may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant thereto, or to pay all or part of such recipient's tax withholding obligation with respect to such issuance, by (i) delivering cash, or (ii) delivering previously owned shares of capital stock of the Company, or (iii) delivering consideration received by the Company under a broker assisted sale and remittance program, the terms and conditions of which will be determined by the Committee.

Amendment and Termination of the 2004 Plan. The Board may amend, alter, suspend or terminate the 2004 Plan, or any part thereof, at any time and for any reason. However, the Company will obtain stockholder approval for any amendment to the 2004 Plan to the extent required by applicable laws or stock exchange rules. In addition, without limiting the foregoing, unless approved by the Company's stockholders, no such amendment shall be made that would: (1) increase the maximum number of shares for which awards may be granted under the 2004 Plan, other than an increase pursuant to a change in the Company's capitalization; (2) reduce the exercise price of outstanding SARs or options; (3) change the class of persons eligible to receive awards under the 2004 Plan. No such action by the Board or stockholders may alter or impair any award previously granted under the 2004 Plan without the written consent of the recipient.

Term. Awards may not be granted under the 2004 Plan on or after August 11, 2021. Any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms.

Terms and Conditions of Stock Options. A stock option is the right to acquire shares at a fixed exercise price over a fixed period of time. The Committee may grant options that either are intended to be "incentive stock options" as defined under Section 422 of the Code, or are not intended to be incentive options ("non-qualified stock options"). The Committee will determine the number of shares covered by each stock option and the exercise price of the shares subject to each stock option and the vesting conditions. A stock option granted under the 2004 Plan generally cannot be exercised until it becomes vested. The maximum term life for stock options granted under the 2004 Plan may not exceed ten years from the date of grant although the Committee may establish a shorter period at its discretion.

Incentive stock options may be granted only to employees. No incentive stock option may be granted under the 2004 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of the grant and the term of the option does not exceed five years from the date of the grant. In addition, the aggregate fair market value, determined at the time of the grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its subsidiaries) may not exceed $100,000.

Terms and Conditions of Stock Awards. Stock awards may be in the form of shares or stock units. Stock units are the right to receive an amount equal to the fair market value of the shares covered by the stock unit at some future date after the grant. Each stock award agreement will contain provisions regarding (1) the number of shares subject to such stock award or a formula for determining such number, (2) the purchase price of the shares, if any, and the means of payment for the shares, (3) the performance criteria, if any, and level of achievement versus these criteria that will determine the number of shares granted, issued, retained and vested, as applicable, (4) such terms and conditions on the grant, issuance, vesting and forfeiture of the shares, as applicable, as may be determined from time to time by the Committee, (5) restrictions on transferability of the stock award, and (6) such further terms and conditions, in each case not inconsistent with the 2004 Plan, as may be determined from time to time by the Committee.

Terms and Conditions of Stock Appreciation Rights ("SARs"). A SAR is the right to receive, upon exercise, an amount equal to the difference between the fair market value of the shares on the date of the SAR's exercise and the fair market value of the shares covered by the exercised portion of the SAR on the date of grant. The Committee determines the terms of SARs, including the exercise price, the vesting and the term of the SAR. The maximum term life for SARs granted under the 2004 Plan may not exceed ten years from the date of grant subject to the discretion of the Committee to establish a shorter period. Settlement of a SAR may be in shares of Common Stock or in cash, or any combination thereof, as the Committee may determine.

Terms and Conditions of Cash Awards. Each cash award agreement will contain provisions regarding (1) the performance goals and maximum amount payable to the recipient as a cash award, (2) the performance criteria and level of achievement versus the criteria that will determine the amount of such payment, (3) the period as to which performance shall be measured for establishing the amount of any payment, (4) the timing of any payment earned by virtue of performance, (5) restrictions on the alienation or transfer of the cash award prior to actual payment, (6) forfeiture provisions, and (7) such further terms and conditions, in each case not inconsistent with the 2004 Plan, as may be determined from time to time by the Committee. In order to be eligible to qualify as performance-based compensation under Code Section 162(m), the maximum amount payable as a cash award that is settled for cash may not exceed $2,000,000 with respect to any one person in any fiscal year.

Performance Goals. The business criteria on which performance goals are based under the 2004 Plan will be determined on a case-by-case basis by the Committee. The performance criteria may include (l) cash flow; (2) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (3) earnings per share (pre and after tax); (4) growth in earnings or earnings per share; (5) stock price; (6) return on equity or average stockholders' equity; (7) total stockholder return; (8) return on capital; (9) return on assets or net assets; (10) return on investment; (11) revenue; (12) income or net income; (13) operating income or net operating income; (14) operating profit or net operating profit; (15) operating margin; (16) return on operating revenue; (17) market share; (18) contract awards or backlog; (19) overhead or other expense reduction; (20) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index; (21) credit rating; (22) strategic plan development and implementation; (23) EBITDA, (24) comparable store sales; (25) labor productivity; (26) gross profit percentage of sales or dollars; (27) inventory turn; (28) new store performance; (29) new store sales; (30) new store profitability; (31) number of new stores opened; and (32) any other similar criteria as may be determined by the Committee.

Adjustments. If there is any change in the stock subject to the 2004 Plan or subject to any award made under the 2004 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in kind, stock split, liquidating dividend, combination or exchange of shares, change in corporate structure or otherwise), the 2004 Plan and shares outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to the 2004 Plan and the class, number of shares and price per share of stock subject to such outstanding options as determined by the Committee to be fair and equitable to the holders, the Company and the stockholders. In addition, the Committee may also make adjustments in the number of shares covered by, and the price or other value of, any outstanding awards under the 2004 Plan in the event of a spin-off or other distribution (other than normal cash dividends) of Company assets to stockholders.

Change in Control and Termination of Service. The Committee generally can decide the effect of a change in control of the Company or a termination of a participant's service on outstanding awards. For example, the Committee may, among other things, provide that awards will fully vest upon a change in control or provide for cash payments for awards or provide that awards are assumed by an acquirer.

Limited Transferability of Awards. Awards granted under the 2004 Plan generally are not transferrable other than upon death or pursuant to a court-approved domestic relations order. However, the Committee may in its discretion permit the transfer of awards.

1992 Incentive Award Plan

The 1992 Incentive Award Plan (the "1992 Plan") became effective in October 1992. The 1992 Plan authorized the granting of certain incentive awards including stock appreciation rights, non-qualified stock options, incentive stock options, restricted stock, dividend equivalents and performance awards. The 1992 Plan was amended on August 6, 1998, August 1, 2002 and September 20, 2005.

Although the 1992 Plan terminated on August 1, 2004, awards outstanding on that date may be exercised or settled after that date in accordance with their terms. Any shares not issued under the 1992 Plan were added to the shares available for issuance under the 2004 Plan.

As of June 21, 2013, there were 35,000 shares of Class A Common Stock and 8,250 shares of Class B Common Stock subject to outstanding options granted under the 1992 Plan.

The 1992 Plan provided for the grant of incentive stock options to employees of the Company. The 1992 Plan also provided for the grant of non-qualified stock options to the Company's officers, employees or consultants. Incentive stock options may have certain tax advantages for the optionee as compared to non-qualified stock options. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Company's Common Stock on the date of grant or 110% of such fair market value in the case of an optionee who holds more than 10% of the Company's Common Stock. The exercise price of a non-qualified stock option may not be less than 100% of the fair market value of the Company's Common Stock on the grant date. Shares subject to an option granted under the 1992 Plan may be purchased for cash or its equivalent, including shares of Common Stock. Options expire ten years after the grant date, with the exception of incentive stock options held by a holder of 10% or more of the outstanding Common Stock, which expire five years after the grant date.

Employee Incentive Plan

For a description of the Employee Incentive Plan, including the amounts paid to the Named Executive Officers, see "Compensation Discussion and Analysis – How and Why Executive Compensation Decisions Were Made – Bonuses."

Employee Bonus Plan

For a description of the Bonus Plan, including the amounts paid to the Named Executive Officers, see "Compensation Discussion and Analysis – How and Why Executive Compensation Decisions Were Made – Bonuses."

LTI Plan

For a description of the long-term incentive plan (“LTI Plan”) for the Chief Executive Officer, including the amount paid to the Chief Executive Officer, see "Compensation Discussion and Analysis – How and Why Executive Compensation Decisions Were Made – Bonuses."

401(k) Plan

Eligible employee participants can make voluntary contributions to a qualified retirement plan with a 401(k) feature (the "401(k) Plan") through payroll deductions. Such contributions can be used by the participant to purchase interests in certain mutual funds or, before December 2009, shares of the Company's Common Stock.

Each employee twenty-one years of age or older is eligible to participate in the 401(k) after completing three months of service. There are currently approximately 2,900 employees of the Company who are eligible to participate in the 401(k) Plan. Subject to compliance with certain nondiscrimination tests which limit contributions of or on behalf of "highly compensated employees" (as such term as defined in the federal tax laws), the participants may make an annual contribution up to and including 100% of their salary compensation or $17,500 (whichever is less). Additional "catch-up" contributions are permitted for participants who have attained age 50 during the plan year.

Executive Health Care Plan

The Company’s executive officers participate in a supplemental group medical plan which reimburses them for medical expenses not covered under the Company’s basic plan for an annual benefit of up to $100,000 per employee or family unit for unreimbursed medical expenses during a calendar year (subject to a $30,000 per occurrence limit). Such medical expenses include deductibles, coinsurance, excess amounts up to the usual and customary prevailing health care charges, dental, orthodontic and vision care.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth certain information regarding equity-based awards held by each of the Named Executive Officers as of March 31, 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Inventive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Craig L. Levra	100,000 225,000 4,000	-- -- 16,000(2)	-- -- --	7.49 2.10 2.02	3/31/16 2/8/20 4/4/21	-- -- --	-- -- --	-- -- --	-- -- --

Howard K. Kaminsky	8,000 10,000 75,000 2,000 3,000	-- -- -- 8,000(2) 12,000(3)	-- -- -- -- --	3.62 7.49 2.10 2.02 1.38	9/29/13 3/31/16 2/8/20 4/4/21 3/8/22	-- -- -- -- --	-- -- -- -- --	-- -- -- -- --	-- -- -- -- --

Dennis D. Trausch	1,000 3,125 3,125 87,001 100,000 2,000 3,000	-- -- -- -- -- 8,000(2) 12,000(3)	-- -- -- -- -- -- --	3.64 6.35 8.15 1.71 2.10 2.02 1.38	9/25/13 8/26/14 6/28/15 11/9/15 2/8/20 4/4/21 3/8/22	-- -- -- -- -- -- --	-- -- -- -- -- -- --	-- -- -- -- -- -- --	-- -- -- -- -- -- --

Thomas H. Tennyson	40,000 75,000 2,000 3,000	10,000(1) -- 8,000(2) 12,000(3)	-- -- -- --	4.94 2.10 2.02 1.38	4/9/18 2/8/20 4/4/21 3/8/22	-- -- -- --	-- -- -- --	-- -- -- --	-- -- -- --

Tim A. Anderson	1,000 3,125 3,125 54,126 75,000 2,000 3,000	-- -- -- -- -- 8,000(2) 12,000(3)	-- -- -- -- -- -- --	3.62 6.35 8.15 1.71 2.10 2.02 1.38	9/29/13 8/26/14 6/28/15 11/9/15 2/8/20 4/4/21 3/8/22	-- -- -- -- -- -- --	-- -- -- -- -- -- --	-- -- -- -- -- -- --	-- -- -- -- -- -- --

______________________

(1)

Such options first became exercisable in five equal annual installments on each of the first five anniversaries of the date of grant, April 9, 2008, and the remaining anniversary date was on April 9, 2013.

(2)

Such options first become exercisable in five equal annual installments on each of the first five anniversaries of the date of grant. The grant date was April 4, 2011, and the remaining anniversary dates are on April 4, 2013, 2014, 2015 and 2016.

(3)

Such options first become exercisable in five equal annual installments on each of the first five anniversaries of the date of grant. The grant date was March 8, 2012, and the remaining anniversary dates are on March 8, 2014, 2015, 2016 and 2017.

Option Exercises and Stock Vested

There were no option exercises or vestings of restricted stock with respect to the Named Executive Officers during the year ended March 31, 2013.

Pension Benefits

The table disclosing the actuarial present value of each Named Executive Officer's accumulated benefit under defined benefit plans, the number of years of credited service under each such plan, and the amount of pension benefits paid to each of the Named Executive Officers during the year is omitted because the Company does not have a defined benefit plan for Named Executive Officers.

Nonqualified Deferred Compensation

The table disclosing contributions to nonqualified defined contribution and other deferred compensation plans, and each executive's withdrawals, earnings and fiscal year-end balances in those plans, is omitted because the Company has no nonqualified deferred compensation plans or benefits for executive officers or other employees of the Company.

Potential Payments Upon Termination or Change in Control

The potential payments upon termination or change in control are governed by the Named Executive Officers' employment agreements (to the extent such officer has an agreement). Each of Messrs. Levra, Kaminsky, Trausch, Tennyson and Anderson has an employment agreement with the Company.

Voluntary Termination

The 2004 Plan and form of option agreement generally provides that if the executive's service is terminated for any reason except death or "total and permanent disability" (as defined in the 2004 Plan), then the vested options will expire at the earlier of the expiration date of the options or three months after the termination date, and any unvested options will expire on the termination date. The Company has discretion to determine when the executive's service terminates for purposes of the 2004 Plan.

Payment Upon Termination With Cause

As provided above, under the 2004 Plan, any vested options will expire at the earlier of the expiration date of the options or three months after the termination date and any unvested options will expire on the termination date. Under Messrs. Levra, Kaminsky, Trausch, Tennyson and Anderson's employment agreements, upon termination with "cause" no further benefits will be payable to the executive officer upon such termination. "Cause" under the employment agreements means (i) the commission of a material criminal act or any act of fraud or material dishonesty with respect to the Company; (ii) misconduct; (iii) material breach of the employment agreement; (iv) insubordination or refusal to perform his required duties; or (v) an order of a court, administrative board or judge, or regulatory authority which precludes the executive officer from performing his duties.

Payment Upon Termination Without Cause

As provided above, under the 2004 Plan, any vested options granted will expire at the earlier of the expiration date of the options or three months after the termination date and any unvested options will expire on the termination date. Upon termination without cause, each of Messrs. Levra, Kaminsky, Trausch, Tennyson and Anderson will receive his base salary for 24 months, 12 months, six months, six months and six months, respectively, following termination, payable in a lump sum payment within 60 days of termination. Each of Messrs. Levra, Kaminsky, Trausch, Tennyson and Anderson will receive health care for himself and his family for the shorter of (a) 18 months, 12 months, six months, six months and six months, respectively, following termination, or (b) the date such executive officer becomes eligible for health care coverage under another employer, or (c) the date such executive officer becomes eligible for health care coverage under his spouse's employer. If any of Messrs. Levra, Kaminsky, Trausch, Tennyson or Anderson is terminated without cause after the end of the fiscal year but before payment of the bonus for that year, such executive officer will also be entitled to his accrued bonus for the previous fiscal year, if any. These payments will be paid only upon the executive officer signing a severance agreement and release which will require the executive officer to release all claims against the Company before receiving such severance amounts. In addition, these payments shall not constitute "excess parachute payments" under Section 280G of the Code. If the auditors of the Company were to determine that they constitute "excess parachute payments," they would be reduced to the maximum amount payable without them constituting such.

Payment Upon Termination by Executive for Good Reason

As provided above, under the 2004 Plan, any vested options granted will expire at the earlier of the expiration date of the options or three months after the termination date, and any unvested options will expire on the termination date. Upon termination by Messrs. Levra, Kaminsky, Trausch, Tennyson or Anderson for “good reason,” such executive officer will receive his base salary for 24 months, 12 months, six months, six months and six months, respectively, following termination, payable in a lump sum payment within 60 days of termination. These payments will be paid only upon the executive officer signing a severance agreement and release which will require the executive officer to release all claims against the Company before receiving such severance amounts. "Good reason" under the employment agreements means (i) a significant reduction in the executive officer's authority or duties; (ii) a significant reduction in, or failure to pay, his base salary; or (iii) the exclusion of the executive officer from participation in compensation plans or fringe benefits otherwise available to Vice Presidents of the Company. The executive officer has to send written notice to the Company within 90 days for it to constitute a good reason. In addition, these payments shall not constitute "excess parachute payments" under Section 280G of the Code. If the auditors of the Company were to determine that they constitute "excess parachute payments," they would be reduced to the maximum amount payable without them constituting such.

Payment Upon Termination Due to Death or Disability

The 2004 Plan and form of option agreement generally provides that if the executive dies or has “total or permanent disability” (as defined), any vested options will expire at the earlier of the expiration date or 12 months after the termination date, and any unvested options will expire on the termination date. As used in the 2004 Plan "total or permanent disability" has the meaning set forth in Section 22(e)(3) of the Code.

Payment Upon Change in Control

Under the 2004 Plan, upon a change in control, the Committee may accelerate the vesting of all share-based compensation granted to the executive. A "change in control" means:

●

any merger or consolidation in which the Company is not the surviving entity (or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately before the transaction);

●	the sale of all or substantially all of the Company's assets;

●	the acquisition of beneficial ownership of a controlling interest of the outstanding shares of Common Stock of the Company by any person;

●	the dissolution or liquidation of the Company;

●	a contested election of directors which results in the directors before such election or their nominees ceasing to constitute a majority of the Board; or

●	any other event specified by the Board, regardless of whether at the time an award is granted or thereafter.

Under the employment agreements, Messrs. Levra, Kaminsky, Trausch, Tennyson and Anderson are subject to non-competition clauses during the term of their employment, and are not permitted to disclose any confidential information or trade secrets of the Company, without prior written consent.

The following table shows the potential payments upon termination or a change in control of the Company for each of the Named Executive Officers assuming each of the Named Executive Officer's employment was terminated on March 31, 2013, and assuming that the change in control occurred at March 31, 2013. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would only be known at the time they become eligible for such payments.

Name	Voluntary Termination ($)(1)	Termination With Cause ($)(1)	Termination Without Cause ($)(1)	Change in Control ($)(4)	Termination for Good Reason ($)(1)	Death ($)(1)(2)	Disability ($)(1)(3)

Craig L. Levra	--	--	760,000	950,000	760,000	15,000	228,000

Howard K. Kaminsky	--	--	228,000	342,000	228,000	15,000	136,800

Dennis D. Trausch	--	--	92,700	185,400	92,700	15,000	111,240

Thomas H. Tennyson	--	--	147,500	295,000	147,500	15,000	177,000

Tim A. Anderson	--	--	105,000	210,000	105,000	15,000	126,000

_______________

(1)

Includes the value of vested stock options as of March 31, 2013, calculated by multiplying the number of shares underlying vested options by the difference between the exercise price and the closing price of the Company’s Common Stock on March 31, 2013. There were no vested options with a market price in excess of the exercise price at that date.

(2)	Represents the amount due from Company purchased life insurance.

(3)	The Company maintains long-term disability insurance which pays 60% of salary limited to $240,000 annually.

(4)

Includes the value of vested and unvested (a change in control accelerates vesting) stock options as of March 31,2013, calculated by multiplying the number of shares underlying vested options by the difference between the exercise price and the closing price of the Company’s Common Stock on March 31, 2013. There were no vested and unvested options with a market price in excess of the exercise price at that date.

Equity Compensation Plan Information

The following table sets forth certain information with respect to shares of Common Stock that may be issued under our equity compensation plans as of March 31, 2013.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Plans Approved by Stockholders
Class A	2,165,381	$ 2.42	639,569 (1)
Class B	33,626	$ 6.40	639,569 (1)

Plans Not Approved by Stockholders	--	--	--

_______________

(1)	At June 21, 2013, there were 639,569 shares of Common Stock available for issuance, which shares may be either Class A Common Stock or Class B Common Stock.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Representatives of Moss Adams LLP, the Company's independent registered public accounting firm for the fiscal year ended March 31, 2013, will be invited to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from Stockholders.

Audit Fees:  Fees for audit services totaled $195,016 in fiscal 2013 and $188,128 in fiscal 2012, including fees associated with the annual audit and the reviews of the Company's Quarterly Reports on Form 10-Q.

Audit-Related Fees:  Fees for audit-related services totaled $16,000 in fiscal 2013 and $16,173 in fiscal 2012. Audit-related services principally include benefit plan audits and accounting consultations.

Tax Fees:  Fees for tax services, including tax compliance, tax advice and tax planning, totaled $30,411 in fiscal 2013 and $36,850 in fiscal 2012.

All Other Fees:  There were no fees for other services in fiscal 2013 or fiscal 2012.

The Audit Committee administers the Company's engagement of Moss Adams LLP and pre-approves all audit and permissible non-audit services on a case-by-case basis. In approving non-audit services, the Audit Committee considers whether the engagement could compromise the independence of Moss Adams LLP, and whether for reasons of efficiency or convenience it is in the best interest of the Company to engage its independent registered public accounting firm to perform the services. The Audit Committee, in reliance on management and the independent registered public accounting firm, has determined that the provision of these services in fiscal 2013 was compatible with maintaining the independence of Moss Adams LLP.

Prior to engagement, the Audit Committee pre-approves all independent registered public accounting firm services. The fees are budgeted, and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee has delegated pre-approval authority to each of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

Under certain circumstances, stockholders are entitled to make nominations and to present proposals at stockholder meetings.

SEC rules provide that any stockholder proposal to be included in the proxy statement for the Company's 2014 annual meeting must be received by the Secretary of the Company at the Company's office at One Sport Chalet Drive, La Cañada Flintridge, California 91011 on or before March 5, 2013, in a form that complies with applicable regulations. If the date of the 2014 annual meeting is advanced or delayed more than 30 days from the date of the 2013 annual meeting, stockholder proposals intended to be included in the proxy statement for the 2014 annual meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy statement for the 2014 annual meeting. Upon any determination that the date of the 2014 annual meeting will be advanced or delayed by more than 30 days from the date of the 2013 annual meeting, the Company will disclose the change in the earliest practicable Quarterly Report on Form 10-Q.

For a stockholder proposal to be presented at the 2014 annual meeting (other than a proposal intended to be included in our proxy statement under the SEC rules described above), the stockholder must comply with the applicable provisions of our Bylaws. See “General Information – Procedures for Stockholder Nominations and Proposals.”

SEC rules also govern a company's ability to use discretionary proxy authority with respect to stockholder proposals that were not submitted by the stockholders in time to be included in the proxy statement. In the event a stockholder proposal is not submitted to the Company on or before May 19, 2013, the proxies solicited by the Board for the 2014 annual meeting of stockholders will confer authority on the proxyholders to vote the shares in accordance with the recommendations of the Board if the proposal is presented at the 2014 annual meeting of stockholders without any discussion of the proposal in the proxy statement for such meeting. If the date of the 2014 annual meeting is advanced or delayed more than 30 days from the date of the 2013 annual meeting, then the stockholder proposal must not have been submitted to the Company within a reasonable time before the Company mails the proxy statement for the 2014 annual meeting.

ANNUAL REPORT ON FORM 10-K

A copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2013 (excluding the exhibits thereto) as filed with the SEC, accompanies this Proxy Statement, but it is not deemed to be a part of the proxy soliciting material. The Form 10-K contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Moss Adams LLP, the Company's independent registered public accounting firm.

The Company will provide a copy of the exhibits to its Form 10-K for the fiscal year ended March 31, 2013 upon the written request of any beneficial owner of the Company's securities as of the Record Date and reimbursement of the Company's reasonable expenses. Such request should be addressed to the Company c/o Howard K. Kaminsky, the Secretary of the Company, at One Sport Chalet Drive, La Cañada Flintridge, California 91011. Exhibits are available at no charge on the SEC's website, www.sec.gov.

STOCKHOLDERS ARE URGED IMMEDIATELY TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD(S) AND RETURN IT (THEM) IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES, OR TO VOTE BY TELEPHONE OR THE INTERNET.

By Order of the Board of Directors,

SPORT CHALET, INC.

Howard K. Kaminsky,
Secretary

La Cañada Flintridge, California
July 3, 2013

Our street address, One Sport Chalet Drive, La Cañada Flintridge, California 91011, does not appear correctly on most Internet mapping tools. If you need to map to the office via the Internet, use Angeles Crest Highway at Foothill Boulevard, La Cañada Flintridge, California 91011 as the closest reference.

From Interstate 210, exit on Angeles Crest Highway, and turn south. Turn left on Town Center Drive. Turn left on Sport Chalet Drive. For further information call the Sport Chalet corporate office at (818) 949-5300.

SPORT CHALET, INC.

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT LINE SACKPACK

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, August 14, 2013.

Vote by Internet

- Go to **www.investorvote.com/SPCH**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees and FOR Proposal 2.

1. Election of Directors:

Nominee	For	Withhold
01 - John R. Attwood	☐	☐
02 - Rachel C. Glaser	☐	☐
03 - Craig L. Levra	☐	☐
04 - Donald J. Howard	☐	☐
05 - Eric S. Olberz	☐	☐
06 - Randall G. Scoville	☐	☐
07 - Kevin J. Ventrudo	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

71AV 1668731

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

01OCHC

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — SPORT CHALET, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 15, 2013

Craig L. Levra and Howard K. Kaminsky, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Sport Chalet, Inc. to be held on August 15, 2013 or at any postponement or adjournment thereof. The undersigned stockholder(s) of Sport Chalet, Inc. hereby acknowledges the receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement with respect to such Annual Meeting and hereby revokes all proxies previously given by the undersigned to vote at such meeting or any adjournments or postponements thereof.

Shares represented by this proxy will be voted by the Proxies as specified on the reverse side. If no such directions are indicated, this proxy will be voted FOR all nominees and FOR Proposal 2.

The Proxies are authorized to vote in accordance with the recommendations of the Board of Directors upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

(Items to be voted appear on reverse side.)